                                                              Exhibit 10.131



                         SENIOR SECURED CREDIT AGREEMENT


                                   dated as of

                                December 4, 1996


                                      among


                               COSMAR CORPORATION
                                  as Borrower,

                           THE GUARANTORS named herein

                                       and

                            THE LENDERS named herein

                                TABLE OF CONTENTS


Section      Heading                                                                                      Page
RECITALS................................................................................................   1

SECTION 1             DEFINITIONS.......................................................................   1
           1.1        Certain Defined Terms.............................................................   1
           1.2        Accounting Terms .................................................................  27
           1.3        Other Definitional Provisions; Anniversaries......................................  27

SECTION 2             AMOUNT AND TERMS OF LOAN COMMITMENT
                      AND LOANS; NOTES..................................................................  28
           2.1        Bridge Loan and Bridge Note.......................................................  28
                      A.  Bridge Loan Commitment........................................................  28
                      B.  Notice of Borrowing...........................................................  28
                      C.  Disbursement of Funds.........................................................  28
                      D.  Bridge Notes..................................................................  28
                      E.  Scheduled Payment of Bridge Loan..............................................  29
                      F.  Termination of Bridge Loan Commitments........................................  29
                      G.  Pro Rata Borrowings...........................................................  29
           2.2        Term Loan and Term Note ..........................................................  29
                      A.  Term Loan Commitment..........................................................  29
                      B.  Notice of Conversion..........................................................  29
                      C.  Making of Term Loan...........................................................  29
                      D.  Maturity of Term Loan.........................................................  30
                      E.  Term Notes....................................................................  30
           2.3        Interest on the Loans.............................................................  30
                      A.  Rate of Interest..............................................................  30
                      B.  Interest Payments.............................................................  30
                      C.  Post-Maturity Interest........................................................  30
                      D.  Computation of Interest.......................................................  31
           2.4        Fees          ....................................................................  31
           2.5        Prepayments and Payments..........................................................  31
                      A.  Prepayments...................................................................  31
                      B.  Manner and Time of Payment....................................................  35
                      C.  Payments on Non-Business Days.................................................  35
                      D.  Notation of Payment...........................................................  36

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
Section               Heading                                                                              Page
           2.6        Use of Proceeds...................................................................   36
                      A.  Bridge Loan...................................................................   36
                      B.  Term Loan.....................................................................   36
                      C.  Margin Regulations............................................................   36

SECTION 3             CONDITIONS........................................................................   37
           3.1        Conditions to Bridge Loan.........................................................   37
           3.2        Conditions to Term Loan...........................................................   44

SECTION 4             REPRESENTATIONS AND WARRANTIES....................................................   45
           4.1        Organization and Good Standing; Capitalization....................................   45
           4.2        Authorization and Power...........................................................   46
           4.3        No Conflicts or Consents..........................................................   46
           4.4        Enforceable Obligations...........................................................   47
           4.5        Properties; Liens.................................................................   48
           4.6        Financial Condition...............................................................   48
           4.7        Full Disclosure...................................................................   50
           4.8        No Default........................................................................   50
           4.9        Compliance with Contracts, Etc....................................................   51
           4.10       No Litigation.....................................................................   51
           4.11       [Intentionally omitted]...........................................................   51
           4.12       Taxes.............................................................................   51
           4.13       ERISA.............................................................................   52
           4.14       Compliance with Law...............................................................   52
           4.15       Government Regulation.............................................................   53
           4.16       Capital Structure and Subsidiaries................................................   53
           4.17       Intellectual Property.............................................................   53
           4.18       Environmental Matters.............................................................   54
           4.19       Survival of Representations and Warranties........................................   56
           4.20       Permits...........................................................................   56
           4.21       Insurance.........................................................................   57
           4.22       Labor Matters.....................................................................   57
           4.23       Guarantees........................................................................   57
           4.24       Senior Secured Indenture; etc.....................................................   58
           4.25       Broker's or Finder's Fees.........................................................   58
           4.26       Debt Agreements...................................................................   59
           4.27       Security Interest.................................................................   59
           4.28       Pari Passu Loan Obligations.......................................................   59

SECTION 5             AFFIRMATIVE COVENANTS.............................................................   60
           5.1        Financial Statements and Other Reports............................................   60
           5.2        Corporate Existence, Etc..........................................................   65

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
Section               Heading                                                                               Page
             5.3        Payment of Taxes and Claims; Tax Consolidation....................................  65
             5.4        Maintenance of Properties; Insurance..............................................  66
             5.5        Inspection........................................................................  66
             5.6        Equal Security for Loans and Notes ...............................................  67
             5.7        Compliance with Laws, Etc. .......................................................  67
             5.8        Maintenance of Accurate Records, Etc. ............................................  67
             5.9        Take-Out Financing ...............................................................  67
             5.10       ERISA Compliance .................................................................  68
             5.11       Exchange of Term Notes ...........................................................  69
             5.12       Payments in U.S. Dollars .........................................................  70
             5.13       Register .........................................................................  70
             5.14       Lenders Meeting ..................................................................  71
             5.15       Local Counsel Opinions; Mortgaged Properties Documentation;
                        Non-Perfected Collateral..........................................................  71

  SECTION 6             NEGATIVE COVENANTS................................................................  73
             6.1        Coverage Ratios; Indebtedness.....................................................  73
             6.2        Liens.............................................................................  76
             6.3        Restricted Payments...............................................................  77
             6.4        Investments; Joint Ventures.......................................................  78
             6.5        Contingent Obligations............................................................  79
             6.6        Restriction on Fundamental Changes................................................  80
             6.7        Limitation on Dividend and Other Payment Restrictions
                        Affecting Subsidiaries............................................................  81
             6.8        Transactions with Shareholders and Affiliates.....................................  82
             6.9        Subsidiary Stock..................................................................  83
             6.10       Business Activities...............................................................  83
             6.11       [Intentionally omitted]...........................................................  83
             6.12       [Intentionally omitted]...........................................................  83
             6.13       Refinancing of the Loans in Part..................................................  83
             6.14       Asset Sales.......................................................................  84
             6.15       Transfer of Assets to Subsidiaries................................................  84
             6.16       Additional Guarantees.............................................................  84
             6.17       Security Interests................................................................  85
             6.18       Impairment of Security Interest ..................................................  85
             6.19       [Intentionally omitted] ..........................................................  85
             6.20       Restriction on Tax Consolidation .................................................  86
             6.21       Sale and Lease-Backs .............................................................  86
             6.22       Limitation on Other Restrictions on Amendment of Loan
                        Documents.........................................................................  86
             6.23       Modifications of Certain Documents; Etc. .........................................  86

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
Section               Heading                                                                             Page
           6.24       Pledge of Additional Collateral ..................................................   87
           6.25       Restrictions on Capital Expenditures .............................................   87

SECTION 7             EVENTS OF DEFAULT.................................................................   88
           7.1        Failure To Make Payments When Due ................................................   88
           7.2        Default in Other Agreements ......................................................   88
           7.3        Breach of Certain Covenants ......................................................   89
           7.4        Breach of Warranty ...............................................................   89
           7.5        Other Defaults Under Agreement or Loan Documents .................................   89
           7.6        Involuntary Bankruptcy; Appointment of Custodian, Etc. ...........................   89
           7.7        Voluntary Bankruptcy; Appointment of Custodian, Etc...............................   90
           7.8        Judgments and Attachments ........................................................   90
           7.9        Dissolution.......................................................................   90
           7.10       Guarantee.........................................................................   90
           7.11       Collateral Document Default ......................................................   91
           7.12       ERISA Matters ....................................................................   91
           7.13       Environmental Matters.............................................................   91
           7.14       Non-Monetary Judgment ............................................................   92
           7.15       Injunction .......................................................................   92
           7.16       Damage, Strike, Casualty; Etc. ...................................................   92
           7.17       Licenses and Permits .............................................................   92
           7.18       Subordination Provisions .........................................................   92
           7.19       Debt Tender Offer ................................................................   93

SECTION 8             PROVISIONS RELATING TO THE COLLATERAL
                      AGENT AND CIBC/WG ................................................................   94
           8.1        Appointment ......................................................................   94
           8.2        Delegation of Duties .............................................................   94
           8.3        Exculpatory Provisions ...........................................................   94
           8.4        Reliance by Collateral Agent .....................................................   95
           8.5        Notice of Default ................................................................   96
           8.6        Non-Reliance on Collateral Agent and Other Lenders ...............................   96
           8.7        Indemnification ..................................................................   97
           8.8        Collateral Agent or CIBC/WG in Its Individual Capacity............................   97
           8.9        Resignation of the Collateral Agent; Successor
                      Collateral Agent .................................................................   98

SECTION 9             GUARANTEE ........................................................................   98
           9.1        Unconditional Guarantee ..........................................................   98
           9.2        Ranking of Guarantee .............................................................   99
           9.3        Severability......................................................................   99
           9.4        Release of a Guarantor ...........................................................   99

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
Section               Heading                                                                            Page
           9.5        Limitation of Guarantor's Liability .............................................   100
           9.6        Guarantors May Consolidate, etc., on Certain Terms ..............................   100
           9.7        Contribution ....................................................................   101
           9.8        Waiver of Subrogation ...........................................................   101
           9.9        Evidence of Guarantee ...........................................................   102
           9.10       Waiver of Stay, Extension or Usury Laws .........................................   102

SECTION 10            MISCELLANEOUS ...................................................................   102
           10.1       Representation of the Lenders ...................................................   102
           10.2       Participations in and Assignments of Loans and Notes ............................   104
           10.3       Expenses.........................................................................   106
           10.4       Indemnity........................................................................   107
           10.5       Setoff...........................................................................   108
           10.6       Amendments and Waivers...........................................................   108
           10.7       Independence of Covenants........................................................   109
           10.8       Entirety.........................................................................   109
           10.9       Notices..........................................................................   109
           10.10      Survival of Warranties and Certain Agreements....................................   110
           10.11      Failure or Indulgence Not Waiver; Remedies Cumulative............................   110
           10.12      Severability.....................................................................   110
           10.13      Headings.........................................................................   110
           10.14      Applicable Law...................................................................   111
           10.15      Successors and Assigns; Subsequent Holders of Notes .............................   111
           10.16      Counterparts; Effectiveness......................................................   111
           10.17      Consent to Jurisdiction; Venue; Waiver of Jury Trial.............................   111
           10.18      Sharing of Benefits..............................................................   112
           10.19      Taxes and Other Taxes............................................................   113
           10.20      Waiver of Stay, Extension or Usury Laws .........................................   114
           10.21      Requirements of Law..............................................................   114
           10.22      Confidentiality..................................................................   115
           10.23      Role of Special Counsel..........................................................   115
           10.24      Joint and Several Liability......................................................   116
           10.25      Collateral Agent Third Party Beneficiary.........................................   116


SIGNATURE PAGES........................................................................................   117

SCHEDULES

A        SUBSIDIARIES
B        EXISTING INDEBTEDNESS
C        EXISTING LIENS
D        LITIGATION
E        ERISA
F        EXISTING INVESTMENTS
G        INTELLECTUAL PROPERTY
H        PERMITS
I        BROKERS FEES
J        TAXES


EXHIBITS

I        FORM OF BRIDGE NOTE
II       FORM OF TERM NOTE
III      FORM OF COMPLIANCE CERTIFICATE
IV-A     FORM OF NOTICE OF BORROWING
IV-B     FORM OF NOTICE OF CONVERSION
V        FORM OF OPINION OF PAUL, WEISS, RIFKIND, WHARTON
           & GARRISON AND JOHN R. JACKSON, ESQ. - GENERAL
           COUNSEL FOR THE PARENT GUARANTOR
VI       FORM OF OPINION OF CAHILL GORDON & REINDEL
           - SPECIAL COUNSEL FOR THE LENDERS
VII      FORM OF NOTATION OF GUARANTEE
VIII     FORM OF SECURITY AGREEMENT
IX       FORM OF INTERCOMPANY NOTE

                  This Senior Secured Credit Agreement is dated as of December 4, 1996, and entered into by and among Cosmar Corporation, a Delaware corporation (the "Borrower"), Renaissance Cosmetics, Inc., a Delaware corporation (the "Parent Guarantor"), the other Guarantors named on the signature pages hereto and the Lenders named on the signature pages hereto (the "Lenders").

                                    RECITALS

                  WHEREAS, the Parent Guarantor and the Borrower desire that the Lenders extend a senior secured credit facility to the Borrower in connection with the Acquisitions and the Nomura Refinancing (each as defined herein);

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1.        DEFINITIONS

                  1.1      Certain Defined Terms

                  The following terms used in this Agreement shall have the following meanings:

                  "Acquired Business" means the capital stock of MEM Company, Inc. and its affiliates and the assets associated with the fragrance division of Procter & Gamble Corporation, as described in the Acquisition Agreements.

                  "Acquisitions" means the P&G Acquisition and the MEM Acquisition, including without limitation the repayment of all Indebtedness of the Acquired Business.

                  "Acquisition Agreements" means the P&G Acquisition Agreement and the MEM Acquisition Agreement.

                  "Additional Collateral" has the meaning ascribed to such term in Section 6.24.

                  "Adjusted Net Assets" has the meaning ascribed to such term in
Section 9.7.

                  "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person; provided that neither the Canadian Imperial Bank of Commerce ("CIBC") nor any of its Affiliates shall be treated as an Affiliate of the Parent Guarantor or of any Subsidiary of the Parent Guarantor.

                  "Agreement" means this Senior Secured Credit Agreement dated as of December 4, 1996, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and (ii) otherwise, the excess of
(a) the greater of the current liability (as defined in Section 412(l)(7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

                  "Applicable Rate" means 11.5% for the period from the Closing Date to the six month anniversary of the Closing Date and 12.5% thereafter.

                  "Applicable Spread" means 0% from the Closing Date until the nine month anniversary of the Closing Date and for each consecutive 90-day period after the nine month anniversary of the Closing Date, the Applicable Spread in effect for the immediately preceding 90-day period plus .5%.

                  "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any sale-and-leaseback transaction) by the Parent Guarantor, the Borrower or by any Subsidiary of the Parent Guarantor to any Person other than the Parent Guarantor, the Borrower or any of its wholly-owned Subsidiaries (any such transaction, a "disposi tion") of (i) any of the stock of any of the Parent Guarantor's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Parent Guarantor or of any Subsidiaries of the Parent Guarantor, or (iii) any other assets (whether tangible or intangible) of the Parent Guarantor or of any Subsidiaries of the Parent Guarantor; excluding (a) any disposition of Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Parent Guarantor or such Subsidiary, any disposition of slow-moving inventory acquired in connection with an acquisition of business or assets of any other Person or the lease or sub-lease of any real or personal property in the ordinary course of business,
(b) any transfer of properties or assets in which 100% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of the transferor, (c) any transfer of properties or assets that constitutes an Investment permitted under and made in accordance with Section 6.4, (d) any transfer of MEM Company, Inc.'s facility (and related fixtures and equipment) located in Northvale, New Jersey, provided that the proceeds of such transfer shall be used by the Parent Guarantor and its Subsidiaries within 60 days of the closing of such transfer to purchase, make improvements to and commence operations in the facility in Mountaintop, Pennsylvania currently identified by the Parent Guarantor and its Subsidiaries as the "Central Distribution Center", and (e) any disposition of stock or assets in any single transaction or related series of transactions the aggregate value of which is equal to $500,000 or less.

                  "Available Cash Flow" means, with respect to any Person for any period, the consolidated earnings before interest, taxes, depreciation and amortization, or "EBITDA," of such Person, to be calculated as the sum, without duplication, of (i) Consolidated Net Income, (ii) Consolidated Cash Interest and Dividend Expense, (iii) Consolidated Tax Expense, (iv) depreciation, (v) amortization and (vi) all other non-cash charges deducted in the calculation of Consolidated Net Income (but excluding any non-cash charges related to the item described in clause (v) of the definition of "Consolidated Net Income") for the period as to which the computation of Available Cash Flow is made, all as determined in accordance with GAAP.

                  "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

                  "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

                  "Borrower" has the meaning ascribed to such term in the introduction to this Agreement.

                  "Bridge Loan Commitment" means the commitment of the Lenders to make the Bridge Loan as set forth in Section 2.1A.

                  "Bridge Loan" means, collectively, the loans made by the Lenders pursuant to Section 2.1A.

                  "Bridge Notes" has the meaning ascribed to such term in
Section 2.1D.

                  "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

                  "Capital Expenditures" has the meaning ascribed to such term in Section 6.25.

                  "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

                  "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating from either Standard & Poor's Rating Group ("S&P") of AA or Moody's Investors Service, Inc. ("Moody's") of Aa; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating from either S&P's of A-1 or Moody's of P-1; and (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is "well capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100 million.

                  "Cash Flow Leverage Ratio" means the ratio of (i) the sum of the aggregate outstanding principal amount of all Indebtedness of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor determined as of the date of such calculation on a consolidated basis in accordance with GAAP to (ii) Available Cash Flow of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor determined on a consolidated basis for the period of such calculation.

                  "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise (other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Cash Proceeds) but only as and when so received) received from such Asset Sale.

                  "Casualty Event" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award. Casualty Event shall not include any taking or Destruction or loss of title to Real Property Assets.

                  "Change of Control" means the occurrence of one or more of the following events: (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Parent Guarantor Common Stock, (ii) prior to a Public Equity Offering, the Permitted Holders collectively shall dispose of more than 50% of the shares of the Parent Guarantor Common Stock owned by the Permitted Holders in the aggregate as of the date hereof (excluding dispositions made to another Permitted Holder), (iii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 35% of the total voting power of the Parent Guarantor Common Stock, and the Permitted Holders together with the officers and employees of the Parent Guarantor beneficially own, in the aggregate, a lesser percentage of the total voting power of the Parent Guarantor Common Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Parent Guarantor, as the case may be,
(iv) there shall be consummated any consolidation or merger of the Parent Guarantor in which the Parent Guarantor is not the continuing or surviving corporation or pursuant to which the Parent Guarantor Common Stock would be converted into cash, securities or other property, other than a merger or consolidation of the Parent Guarantor in which the holders of the Parent Guarantor Common Stock outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such consolidation or merger, (v) subsequent to a Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent Guarantor (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Parent Guarantor has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Parent Guarantor or (vi) the occurrence of any "Change of Control" as defined in the Senior Secured Indenture or the indenture pursuant to which any Demand Take-Out Notes are issued.

                  "Change of Control Date" has the meaning ascribed to such term in Section 2.5A(iv).

                  "CIBC" has the meaning ascribed to such term in the definition of "Affiliate" in this Section 1.1.

                  "CIBC/WG" means CIBC Wood Gundy Securities Corp.

                  "Change of Control Offer" has the meaning ascribed to such term in Section 2.5A(iv).

                  "Closing Date" means December 4, 1996 or such other date on or before December 21, 1996 on which the Bridge Loan is made and the conditions set forth in Section 3.1 are satisfied or waived in accordance with Section 10.6.

                  "Closing Date Guarantors" means the Parent Guarantor, Dana Perfumes Corp., Great American Cosmetics, Inc., Houbigant (1995)
Limited/Houbigant (1995) Limitee and MEM Company, Inc.

                  "Collateral" shall mean all of the Pledged Collateral and Mortgaged Real Property.

                  "Collateral Agent" means the collateral agent appointed pursuant to Section 8.1 and each successor collateral agent appointed under the Security Agreement with the consent of the Borrower and the Required Lenders.

                  "Commission" means the Securities and Exchange Commission.

                  "Commitment Letter" means the commitment letter dated November 21, 1996 between the Parent Guarantor and CIBC Wood Gundy Securities Corp.

                  "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit III annexed hereto delivered to the Lenders by the Parent Guarantor and the Borrower pursuant to Section 5.1(iv)(b).

                  "Consolidated Cash Interest and Dividend Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the total cash interest expense of such Person and Subsidiaries of the Person for such period, on a consolidated basis, determined in accordance with GAAP, whether paid or accrued, to the extent such expense was deducted in computing the Consolidated Net Income of such Person, and (ii) all cash dividends paid or declared during such period on any preferred stock of such Person and Subsidiaries of such Person.

                  "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and Subsidiaries of the Person for such period, on a consolidated basis, determined in accordance with GAAP; provided that (a) the net income of any other Person in which such Person or any Subsidiaries of the Person has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person and Subsidiaries of the Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions actually paid to such Person or such Subsidiary by such other Person during such period; (b) the net income of any Subsidiary of such Person that is subject to any Payment Restriction shall be excluded to the extent such Payment Restriction would prevent the payment of an amount that otherwise could have been paid to such Person or to a Subsidiary of such Person not subject to any Payment Restriction; and (c) there shall be excluded (i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) all gains and losses realized on any Asset Sale (without regard to the $500,000 threshold set forth in the definition of Asset Sale), (iii) all gains and losses realized on the purchase or other acquisition by such Person or any Subsidiaries of such Person of any Securities of such Person or any Subsidiaries of such Person, (iv) all other net extraordinary gains and losses, and (v) all deferred financing costs written off in connection with the early extinguishment of any Indebtedness, in each case, incurred by the Parent Guarantor or any Subsidiaries of the Parent Guarantor in connection with the Transactions.

                  "Consolidated Tax Expense" means, for any Person, for any period, the aggregate income tax expense of such Person and Subsidiaries of the Person determined on a consolidated basis in accordance with GAAP, excluding, however, the income tax expense of such Person attributable to a disposition of assets the gain from which is excluded form the calculation of "Consolidated Net Income," but only to the extent such income tax expense does not exceed the cash portion of the consideration received by such Person in connection with the disposition of such assets.

                  "Contested Claim" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being diligently contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made, and (iii) with respect to which any right to execute upon or sell any assets of the Parent Guarantor or of any Subsidiaries of the Parent Guarantor has not matured or has been and continues to be effectively enjoined, superseded or stayed.

                  "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reim bursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Conversion Date" means the one year anniversary of the Closing Date or such later date to which the Conversion Date may be deferred pursuant to Section 3.2D.

                  "Creditor" means the Collateral Agent or any Lender; "Creditors" means all of them.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Parent Guarantor or any Subsidiaries of the Parent Guarantor against fluctuations in currency values.

                  "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

                  "Demand Take-Out Notes" means unsecured senior subordinated notes of the Parent Guarantor issued under a senior subordinated indenture (substantially similar to senior subordinated indentures generally utilized in the offering of high yield securities at the time of execution) the proceeds of which shall be used to repay the Bridge Notes in whole or in part, which Demand Take-Out Notes shall be guaranteed by, or shall contain restrictive covenants extending to, each entity that guarantees the Bridge Loan.

                  "Destruction" has the meaning assigned to the term in the Mortgages. Destruction shall not include a Casualty Event.

                  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the sole option of the holder), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes, or (ii) is convertible into or exchangeable for (at the sole option of the holder thereof)
(a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Notes; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date shall be deemed to be Disqualified Capital Stock.

                  "Dollars" or the sign "$" means the lawful money of the United States of America.

                  "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was, maintained or contributed to by any of the Parent Guarantor or Subsidiaries of the Parent Guarantor or any of their respective ERISA Affiliates or (ii) with respect to which the Parent Guarantor or any Subsidiaries of the Parent Guarantor retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

                  "Environmental Claim" means any accusation, allegation, notice of violation, claim, demand, abatement order or other order or direction (conditional or otherwise) by any governmental authority or any Person for any response or corrective action, any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case arising under any Environmental Law, including without limitation, relating to, resulting from or in connection with Hazardous Materials and relating to the Parent Guarantor, any Subsidiaries of the Parent Guarantor or any of their respective properties or predecessors in interest.

                  "Environmental Laws" means all principles of common law, statutes, ordinances, orders, rules, regulations, plans, policies or decrees and the like relating to (i) pollution or protection of human health or the environment, including without limitation ambient air, indoor air, soil, surface water, ground water, land or subsurface strata, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials (but excluding the Federal Food, Drug and Cosmetic Act (21 U.S.C. Section 301 et seq.)), or (iii) occupational safety and health, industrial hygiene, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

                  "Environmental Lien" means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of any hazardous or toxic waste, substance or constituent into the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate", as applied to any Person, means (i) any corporation which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

                  "ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by any of the Parent Guarantor or Subsidiaries of the Parent Guarantor or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any of the Parent Guarantor or Subsidiaries of the Parent Guarantor or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by any of the Parent Guarantor or Subsidiaries of the Parent Guarantor or any of their respective ERISA

Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Parent Guarantor or Subsidiaries of the Parent Guarantor or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any of the Parent Guarantor or Subsidiaries of the Parent Guarantor or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against any of the Parent Guarantor or Subsidiaries of the Parent Guarantor or any of their respective ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "Event of Default" means each of the events set forth in
Section 7.

                  "Excess Cash Flow" means, with respect to any Person for any fiscal year, the excess of (a) Available Cash Flow less Consolidated Cash Interest and Dividend Expense that was payable in cash, less Taxes paid, less Capital Expenditures actually incurred, all for or during the previous fiscal year, all as determined in accordance with GAAP following the preparation of such Person's audited financial statements for such previous fiscal year, over
(b) $2.5 million.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Exchange Document Request" has the meaning ascribed to such term in Section 5.11(a).

                  "Exchange Notes" has the meaning ascribed to such term in
Section 5.11(b).

                  "Exchange Request" has the meaning ascribed to such term in
Section 5.11(c).

                  "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any of the Parent Guarantor or Subsidiaries of the Parent Guarantor or any of their respective predecessors in interest.

                  "Foreign Plan" has the meaning ascribed to such term in
Section 4.13E.

                  "Form S-4" means the Parent Guarantor's Registration Statement on Form S-4 (No. 333-13171) filed with the Commission on October 1, 1996.

                  "Funding Guarantor" has the meaning ascribed to such term in
Section 9.7.

                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and changes in financial position, of the Parent Guarantor and Subsidiaries of the Parent Guarantor, except that any accounting principle or practice required to be changed in order to continue as a generally accepted accounting principle or practice may be so changed.

                  "Guarantee Obligations" has the meaning ascribed to such term in Section 9.1.

                  "Guarantees" means, collectively, the guarantees delivered to the Lenders by the Guarantors pursuant to Section 9 which are evidenced by notations of guarantee substantially in the form of Exhibit VII hereto.

                  "Guarantors" means (i) the Parent Guarantor, (ii) each of the other Closing Date Guarantors and (iii) each of the Parent Guarantor's Subsidiaries which becomes a Guarantor pursuant to Section 6.16 hereof.

                  "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "infectious waste," "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) asbestos in any form; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health or safety or the environment.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness shall be redeemed; provided, further, that any Indebtedness of a Person existing at the time such Person becomes (after the Closing Date) a Subsidiary of the Parent Guarantor (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Parent Guarantor.

                  "Indebtedness" means, with respect to any Person, (i) all indebtedness, obligations and liabilities of such Person for borrowed money,
(ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Permitted Encumbrance and obligations under Interest Rate Agreements and Currency Agreements (which constitute Contingent Obligations, not Indebtedness), (vi) guarantees of such Person in respect of Indebtedness of other Persons and (vii) all

Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

                  "indemnified liabilities" has the meaning ascribed to such term in Section 10.4.

                  "Indemnitees" has the meaning ascribed to such term in Section 10.4.

                  "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor as currently conducted that are material to the condition (financial or otherwise), business or operations of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor, taken as a whole.

                  "Intercompany Indebtedness" means any Indebtedness of the Parent Guarantor or any of its Subsidiaries which, in the case of the Parent Guarantor, is owing to any wholly-owned Subsidiary of the Parent Guarantor and which, in the case of any such Subsidiary, is owing to the Parent Guarantor or any wholly-owned Subsidiary of the Parent Guarantor; provided, however, that if as of any date any Person other than the Parent Guarantor or a wholly-owned Subsidiary of the Parent Guarantor owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to Section 6.1(vi).

                  "Intercompany Note" has the meaning ascribed to such term in the definition of "Permitted Investments" in this Section 1.1.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Parent Guarantor or any Subsidiaries of the Parent Guarantor against fluctuations in interest rates.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

                  "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less the sum of all amounts received in respect of such Investment.

                  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, however, that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

                  "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

                  "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of any Loan, Note or Loan Commitment to the extent of such assignment; provided, however, from and after the Closing Date, the Borrower shall be entitled to treat the registered holders of the Notes (including, without limitation, any registered holder acting as nominee for a Lender) as reflected on the Register as a "Lender" and the Borrower and the Guarantors shall be entitled to rely on the Register to determine the identity of the "Lenders" and the amount of Loans held by each for all purposes of this Agreement and the other Loan Documents, including, without limitation, for purposes of determining Persons entitled to receive payment or to consent to amendments and waivers under the Loan Documents. Notwithstanding the foregoing, no Lender shall be relieved of its obligations under this Agreement as a result of causing its Notes to be registered in the name of a nominee.

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal.

                  "Loan Commitment" means the Bridge Loan Commitment and the Term Loan Commitment.

                  "Loan Documents" means this Agreement, the Bridge Notes, the Term Notes, the Guarantees, the Senior Secured Indenture, the Exchange Notes, the Registration Rights Agreement and the Security Documents.

                  "Loans" means the Bridge Loan and the Term Loan as each may be outstanding.

                  "Margin Stock" has the meaning ascribed to such term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Parent Guarantor and Subsidiaries of the Parent Guarantor, taken as a whole, or (ii) the material impairment of the ability of the Parent Guarantor, the Borrower or any other Guarantor to perform, or the material impairment of the ability of the Collateral Agent or Lenders to enforce, the Obligations.

                  "Material Subsidiary" means, with respect to any accounting period, any Subsidiary of the Parent Guarantor incorporated or otherwise organized in any jurisdiction within the United States or Canada and (i) whose revenues constitute greater than 10% of the aggregate dollar value of the revenues of the Parent Guarantor and Subsidiaries of the Parent Guarantor, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 10% of the fair market value of all of the assets of the Parent Guarantor and Subsidiaries of the Parent Guarantor at such time.

                  "Maximum Cash Interest Rate" means an interest rate of 15% per annum; provided that in computing such interest rate, fees paid to the Lenders shall not be deemed an interest payment.

                  "MEM Acquisition" means the acquisition by the Parent Guarantor or its affiliates of the capital stock of MEM Company, Inc. and its affiliates pursuant to the MEM Acquisition Agreement.

                  "MEM Acquisition Agreement" means the Agreement and Plan of Merger, dated as of August 6, 1996, as amended, between MEM Company, Inc., the Parent Guarantor and RAI.

                  "Mortgage" means a term loan mortgage, assignment of leases, security agreement and fixture filing, or a term loan deed of trust, assignment of leases, security agreement and fixture filing, creating and evidencing a Lien on a Mortgaged Real Property, which shall be in form and substance reasonably satisfactory to CIBC/WG and the Borrower and which shall be dated the date of delivery thereof and made by the owner of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee (grantee or beneficiary), assignee and secured party, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

                  "Mortgaged Real Property" means each Real Property Asset which shall be subject to a Mortgage delivered pursuant to Sections 5.15 and 6.24.

                  "Multiemployer Plan" means a Pension Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                  "Net Award" shall have the meaning ascribed to such term in each Mortgage.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including
(i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "Nomura Refinancing" means the Refinancing and retirement of all amounts outstanding under the Note Purchase Agreement dated December 21, 1994, as amended, by and among the Parent Guarantor, the Borrower and Nomura Holding America Inc.

                  "Non-Perfected Collateral" means non-United States Intellectual Property; Inventory and Equipment not in the possession or located at the premises of the Debtors; fixtures; and any Collateral in which a security interest may not be perfected by the filing in any state of the United States of a Uniform Commercial Code financing statement (other than the Pledged Stock). Capitalized terms used in this definition and not defined in this Agreement have the meanings ascribed thereto in the Security Agreement.

                  "Notes" means, collectively, the Bridge Notes and the Term Notes.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit IV-A annexed hereto with respect to a proposed borrowing.

                  "Notice of Conversion" means a notice substantially in the form of Exhibit IV-B annexed hereto with respect to a proposed conversion.

                  "Obligations" means all obligations of every nature of the Borrower and the Guarantors from time to time owed to the Lenders and the Collateral Agent under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

                  "Offer Payment Date" has the meaning ascribed to such term in
Section 2.5A(iv).

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Parent Guarantor and the Borrower.

                  "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided, however, that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "Original Term Notes" has the meaning ascribed to such term in
Section 2.2E.

                  "Other Taxes" has the meaning ascribed to such term in Section 10.19.

                  "P&G Acquisition" means the acquisition by the Parent Guarantor or its affiliates of the assets associated with the fragrance division of Procter & Gamble Corporation pursuant to the P&G Acquisition Agreement.

                  "P&G Acquisition Agreement" means the Asset Sale and Purchase Agreement dated as of October 29, 1996, as amended, by and among Procter & Gamble Corporation, the Parent Guarantor and certain of its affiliates.

                  "Parent Guarantor" has the meaning ascribed to such term in the introduction to this Agreement.

                  "Parent Guarantor Common Stock" means the common stock, par value $.01 per share, of the Parent Guarantor.

                  "Pari Passu Indebtedness" means, with respect to the Borrower or any Guarantor, Indebtedness of such Person which ranks pari passu in right of payment to the Loans or the Guarantee of such Guarantor, as the case may be.

                  "Payment Restriction" has the meaning ascribed to such term in
Section 6.7.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

                  "Pension Plan" means an Employee Benefit Plan which is subject to the provisions of Title IV of ERISA.

                  "Permits" has the meaning ascribed to such term in Section
4.20.

                  "Permitted Encumbrances" means (i) Liens granted to secure the Obligations hereunder; (ii) Liens existing on the Closing Date set forth on Schedule C hereto to the extent and in the manner such Liens are in effect on the Closing Date; (iii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3; (iv) statutory Liens of landlords and banks and rights of offset, and Liens of carriers, warehousemen, workmen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (vi) any attachment or judgment Lien not constituting an Event of Default; (vii) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Parent Guarantor and Subsidiaries of the Parent Guarantor, taken as a whole; (viii) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Parent Guarantor and Subsidiaries of the Parent Guarantor, taken as a whole;
(ix) any (a) interest or title of a lessor or sublessor (other than the Parent

Guarantor or any Subsidiaries of the Parent Guarantor) under any lease, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including without limitation ground leases or other prior leases of the demised premises, mortgages, mechanics liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); (x) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Parent Guarantor or any Subsidiaries of the Parent Guarantor is a lessee; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xiii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Parent Guarantor and Subsidiaries of the Parent Guarantor; (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(xv) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Parent Guarantor or any Subsidiary in the ordinary course of business in accordance with past practices; (xvii) Liens to secure Permitted Refinancing Indebtedness to the extent the Indebtedness Refinanced was secured and such Liens do not extend to any property other than the property which was subject to the Lien under the Indebtedness being Refinanced; (xviii) Liens resulting from financing statements and other liens of record that secure either Indebtedness repaid in full on the Closing Date or Indebtedness of MEM Company, Inc. repaid in full at the closing of the MEM Acquisition, in each case as evidenced by pay-off documentation (including the former lenders' further assurances as to termination of such Liens) in form and substance reasonably satisfactory to CIBC/WG and, in the case of Uniform Commercial Code financing statements, as to which the Parent Guarantor and the Borrower shall have delivered to the Lenders properly completed and duly and fully executed Uniform Commercial Code termination statements reasonably satisfactory to CIBC/WG; (xix) Liens on properties or assets of MEM Company, Inc. or any of its Subsidiaries not otherwise permitted under this Agreement, provided that such Liens are terminated or released within 10 Business Days of the Borrower becoming aware of them; (xx) Liens on each Mortgaged Real Property to the extent indicated on Schedule B of the title insurance policy being issued to insure Lenders' Lien on such Mortgaged Real Property; and (xxi) customary provisions of any lease, license or contract prohibiting the assignment, subletting or transfer of any rights of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor either in existence on the Closing Date or contained in a lease, license or agreement entered into in the ordinary course of business that is not material to the Parent Guarantor or the Subsidiary of the Parent Guarantor which is a party thereto.

                  "Permitted Holders" means (i) Kidd Kamm Equity Partners, L.P. or Thomas V. Bonoma, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of Kidd Kamm Equity Partners, L.P. or Thomas
V. Bonoma or of any Person described in this clause (ii), (iii) a trust the beneficiaries of which include only persons described in clauses (i) and (ii) above and their respective spouses and lineal descendants, (iv) the general partner and each limited partner of Kidd Kamm Equity Partners, L.P. and (v) any Subsidiary of either Kidd Kamm Equity Partners, L.P. or Thomas V. Bonoma or both of them jointly.

                  "Permitted Investments" means (a) Investments in cash and Cash Equivalents; (b) Investments by the Parent Guarantor or by any Subsidiary of the Parent Guarantor in any Person that is or will become immediately after such Investment a wholly-owned Subsidiary of the Parent Guarantor that either (I) has not Incurred (and will not Incur as a result of or in connection with such transaction) any Indebtedness (other than Indebtedness permitted to be Incurred by such Subsidiary under Section 6.1) or (II) is a Guarantor; provided, however, that (x) such Investment shall be a Permitted Investment only for so long as any such Subsidiary in which the Investment has been made meets the conditions set forth above and (y) no Investment in any such Person or Subsidiary (including any transaction pursuant to which any Person becomes a Subsidiary of the Parent Guarantor) will be a Permitted Investment if and for so long as such Subsidiary is or would be subject to any Payment Restriction; (c) Investments made by the Parent Guarantor or by Subsidiaries of the Parent Guarantor out of the Net Cash Proceeds of an Asset Sale made in compliance with Section 2.5A(ii)(a); (d) Intercompany Indebtedness by and between the Parent Guarantor and Subsidiaries of the Parent Guarantor which is subordinated to the Parent Guarantor's and the Borrower's Obligations hereunder, as the case may be, as set forth in a note substantially in the form of Exhibit IX annexed hereto and with appropriate insertions (the "Intercompany Note"); and (e) Intercompany Indebtedness owed by any Subsidiary of the Parent Guarantor that is not a Guarantor to the Parent Guarantor, the Borrower or any other Guarantor either (i) outstanding on the Closing Date or (ii) Incurred after the Closing Date in an amount not to exceed $5 million at any one time outstanding.

                  "Permitted Refinancing Indebtedness" means (A) any Refinancing by the Parent Guarantor of Indebtedness of the Parent Guarantor or of Subsidiaries of the Parent Guarantor (other than Indebtedness Incurred or outstanding pursuant to clauses (ii), (vi) and (xi) of Section 6.1) and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Parent Guarantor of Indebtedness Incurred by such Subsidiary (other than Indebtedness Incurred or outstanding pursuant to clauses (ii), (iv), (vi) and (xi) of Section 6.1), in the case of each of (A) and (B), that does not (1) result in an increase in the total of the aggregate principal amount of the Indebtedness of such Person being Refinanced as of the date of such proposed

Refinancing (if such Indebtedness that is Refinancing the existing Indebtedness is issued at a price less than 100% of the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such Indebtedness that is Refinancing the existing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing) or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided, however, that (x) if such Indebtedness being Refinanced is Indebtedness of the Parent Guarantor, then such Refinancing Indebtedness shall be Indebtedness solely of the Parent Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Loans or if recourse in respect of the Indebtedness being Refinanced is limited in any respect, then such Indebtedness proposed to be Incurred to Refinance the existing Indebtedness shall be subordinate in right of payment to the Loans and recourse with respect thereto, as the case may be, shall be limited at least to the same extent and in the same manner as the Indebtedness being Refinanced.

                  "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

                  "PIK Interest Amount" has the meaning ascribed to such term in
Section 2.3B.

                  "Pledged Collateral" means all of the Pledged Collateral as defined in the Security Agreement.

                  "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

                  "Principal Office" means, as to each Lender, the office of the registered holder of the Notes as reflected on the Register or, in the case of the registered holders as of the Closing Date, as set forth on Annex I to this Agreement or such other office as such registered holder of the Notes may designate in writing to the Parent Guarantor and the Borrower from time to time.

                  "Public Equity Offering" means a public offering by the Parent Guarantor of Parent Guarantor Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Parent Guarantor Common Stock.

                  "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

                  "RAI" means Renaissance Acquisition, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Parent Guarantor.

                  "Real Property Assets" means fee simple interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned by the Parent Guarantor, the Borrower or any other Guarantor and with a fair market value of $1 million or more.

                  "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Register" has the meaning ascribed to such term in Section 5.13.

                  "Registration Rights Agreement" means a registration rights agreement substantially in the form contemplated by the Commitment Letter and this Agreement (with such changes thereto as CIBC/WG, the Parent Guarantor and the Borrower shall approve).

                  "Related Business Investment" means any Investment by a Person in any other Person a majority of whose revenues are derived or will, as a consequence of such Investment, be derived from the operation of any line of business engaged in or reasonably related to a line of business engaged in by the Parent Guarantor or any Subsidiaries of the Parent Guarantor as of the Closing Date.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "Reportable Event" has the meaning ascribed to such term in
Section 4043 of ERISA, but excluding any event for which the 30-day notice requirement has been waived by applicable regulations of the PBGC.

                  "Required Lenders" means Lenders that are the registered holders in the aggregate of more than 50% of the outstanding principal amount of Notes as reflected on the Register.

                  "Restricted Payment" has the meaning ascribed to such term in
Section 6.3.

                  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Security Agreement" means a Security Agreement substantially in the form of Exhibit VIII among the Borrower, the Guarantors and the Collateral Agent, as the same may be amended, modified or supplemented in accordance with the terms thereof and hereof.

                  "Security Documents" means the Mortgages and the Security Agreement.

                  "Senior Notes" has the meaning ascribed to such term in
Section 6.7.

                  "Senior Officers" means each of the Chief Executive Officer, Senior Vice President and Chief Financial Officer of the Parent Guarantor.

                  "Senior Secured Indenture" means an indenture between the Parent Guarantor or the Borrower and a trustee substantially in the form contemplated by the Commitment Letter and this Agreement (with such changes thereto as CIBC/WG, the Parent Guarantor and the Borrower shall approve, and, at such time as notes issued thereunder are sold in a public offering, with other appropriate changes to reflect such public offering), as the same may at any time be amended, modified and supplemented and in effect.

                  "Subordinated Indebtedness" means Indebtedness of the Parent Guarantor, the Borrower or any other Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

                  "Subsequent Term Note" has the meaning ascribed to such term in Section 2.2E.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Take-Out Banks" has the meaning ascribed to such term in
Section 3.1Q.

                  "Take-Out Securities" means any Securities of the Borrower and/or the Guarantors the proceeds of which are used to repay the Notes in full and any Securities of the Borrower and/or the Guarantors issued in accordance with Section 6.13 the proceeds of which are used to Refinance the Notes in part, including, without limitation, the Demand Take-Out Notes.

                  "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

                  "Term Loan Commitment" has the meaning ascribed to such term in Section 2.2A.

                  "Term Notes" has the meaning ascribed to such term in Section 2.2E.

                  "Transactions" shall mean, collectively, (i) the Acquisitions,
(ii) the Nomura Refinancing, (iii) the incurrence of the Loans hereunder on the Closing Date, (iv) the repayment of all Indebtedness and other obligations of the Parent Guarantor and Subsidiaries of the Parent Guarantor (except for Indebtedness listed on Schedule B hereto not to exceed $73,699,684 which may remain outstanding and Intercompany Indebtedness), (v) any other transaction on the Closing Date contemplated in relation to the foregoing and (vi) the payment of Transaction Costs.

                  "Transaction Costs" means the fees, costs and expenses payable by the Parent Guarantor pursuant hereto and other fees, costs and expenses payable by the Parent Guarantor or a Subsidiary of the Parent Guarantor in connection with the Transactions.

                  "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

                  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "wholly-owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other wholly-owned Subsidiaries of that Person or a combination thereof, other than directors' qualifying shares or similar shares held by a director or officer of a foreign Subsidiary.

                  1.2  Accounting Terms

                  For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                  1.3  Other Definitional Provisions; Anniversaries

                  Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. For purposes of this Agreement, a monthly anniversary of the Closing Date shall occur on the same day of the applicable month as the day of the month on which the Closing Date occurred; provided, however, that if the applicable month has no such day (i.e., 29, 30 or 31), the monthly anniversary shall be deemed to occur on the last day of the applicable month.

SECTION 2.        AMOUNT AND TERMS OF LOAN COMMITMENT
                  AND LOANS; NOTES

                  2.1      Bridge Loan and Bridge Note

                  A. Bridge Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Parent Guarantor and the Borrower herein set forth, the Lenders hereby agree to lend to the Borrower on the Closing Date $117,500,000 in the aggregate (the "Bridge Loan"), each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The Lenders' commitments to make the Bridge Loan to the Borrower pursuant to this Section 2.1A are herein called individually, the "Bridge Loan Commitment" and collectively, the "Bridge Loan Commitments."

                  B. Notice of Borrowing. When the Borrower desires to borrow under this Section 2.1, it shall deliver to the Lenders a Notice of Borrowing no later than 11:00 A.M. (New York time), at least one Business Day in advance of the Closing Date or such later date as shall be agreed to by the Lenders. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day).

                  C. Disbursement of Funds. (a) Upon satisfaction or waiver of the conditions set forth in Section 3.1, no later than 12:00 Noon (New York time) on the Closing Date, each Lender will make available its pro rata share (based on its Bridge Loan Commitment then in effect) of the Bridge Loan requested to be made on such date in the manner provided below. All amounts shall be made available in U.S. Legal Tender and immediately available funds to the Borrower by depositing to its account at the place in the United States notified by the Borrower to the Lenders in writing at least two Business Days in advance of the Loan to be made by each such Lender.

                  (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  D. Bridge Notes. The Borrower shall execute and deliver to each Lender or its nominee on the Closing Date a Bridge Note dated the Closing Date substantially in the form of Exhibit I annexed hereto to evidence the portion of the Bridge Loan made on such date by such Lender and with appropriate insertions ("Bridge Notes").

                  E. Scheduled Payment of Bridge Loan. Subject to Section 2.2, the Borrower shall pay in full the outstanding amount of the Bridge Loan and all other Obligations owing hereunder no later than the Conversion Date.

                  F. Termination of Bridge Loan Commitments. The Bridge Loan Commitments hereunder shall terminate on the earlier of (i) the date on which either of the Acquisition Agreements are terminated in accordance with their respective terms or (ii) December 21, 1996 if the Bridge Loan is not made on or before such date unless the Acquisition Agreements, in form and substance satisfactory to CIBC/WG have been extended beyond such date. The Borrower shall have the right, without premium or penalty, to reduce or terminate the aggregate Bridge Loan Commitments of the Lenders hereunder at any time.

                  G. Pro Rata Borrowings. The Bridge Loan made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  2.2      Term Loan and Term Note

                  A. Term Loan Commitment. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Parent Guarantor and the Borrower herein set forth, the Lenders hereby agree, on the Conversion Date, upon the request of the Borrower, to convert the then outstanding principal amount of the Bridge Notes into a term loan (the "Term Loan"), such Term Loan to be in the aggregate principal amount of the then outstanding principal amount of the Bridge Notes. The Lenders' commitments under this Section 2.2A are herein called individually, the "Term Loan Commitment" and collectively, the "Term Loan Commitments."

                  B. Notice of Conversion. If the Borrower has not repaid the Bridge Loan in full on or prior to the Conversion Date, then the Borrower shall convert the then outstanding principal amount of the Bridge Notes into a Term Loan under this Section 2.2. The Borrower shall deliver to the Lenders a Notice of Conversion no later than 11:00 A.M. (New York time), at least two Business Days in advance of the Conversion Date. The Notice of Conversion shall specify the Conversion Date (which shall be a Business Day) and the principal amount of the Bridge Notes outstanding on the Conversion Date to be converted into a Term Loan.

                  C. Making of Term Loan. Upon satisfaction or waiver of the conditions precedent specified in Section 3.2 hereof, each Lender shall extend to the Borrower the portion of the Term Loan to be issued on the Conversion Date by such

Lender by cancelling on its records a corresponding principal amount of the Bridge Notes held by such Lender.

                  D. Maturity of Term Loan. The Term Loan shall mature and the Borrower shall pay in full the outstanding principal amount thereof and accrued interest thereon on the seventh anniversary of the Closing Date (the "Maturity Date").

                  E. Term Notes. The Borrower shall execute and deliver to each Lender on the Conversion Date a Term Note dated the Conversion Date substantially in the form of Exhibit II annexed hereto to evidence the portion of the Term Loan made on such date by such Lender, in the principal amount of the Bridge Notes held by such Lender on such date and with other appropriate insertions ("Original Term Notes"). On or after the Conversion Date, on each interest payment date on which the Borrower elects to pay a PIK Interest Amount pursuant to Section 2.3B, the Borrower shall execute and deliver to each Lender on such interest payment date a Term Note dated such interest payment date substantially in the form of Exhibit II annexed hereto in a principal amount equal to such Lender's pro rata portion of such PIK Interest Amount and with other appropriate insertions (each a "Subsequent Term Note" and, together with the Original Term Notes, the "Term Notes"). A Subsequent Term Note shall bear interest at the same rate borne by all Term Notes.

                  2.3      Interest on the Loans

                  A. Rate of Interest. The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate per annum equal to the Applicable Rate, as in effect from time to time, plus the Applicable Spread, as in effect from time to time; provided, that, in no event will the combined sum of interest (cash or otherwise) on the Loans exceed 20.00% per annum.

                  B. Interest Payments. Interest shall be payable (i) with respect to the Bridge Loan, in arrears on the 15th day of each month commencing January 15, 1997, and upon any prepayment of the Bridge Loan (to the extent accrued on the amount being prepaid) and at maturity of the Bridge Loan and (ii) with respect to the Term Loan, in arrears on December 15, March 15, June 15 and September 15 of each year, commencing on December 15, 1997, upon any prepayment of the Term Loan (to the extent accrued on the amount being prepaid) and at maturity of the Term Loan; provided, however, that if, on any interest payment date, the interest rate borne by the Term Loan, exceeds the Maximum Cash Interest Rate, the Borrower may pay all or a portion of the interest payable in excess of the Maximum Cash Interest Rate by issuance of Subsequent Term Notes in an aggregate principal amount equal to the amount of such interest being so paid (the "PIK Interest Amount").

                  C. Post-Maturity Interest. Any principal payments on a Loan not paid when due and, to the extent permitted by applicable law, any interest payment on a Loan not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement on such Loan.

                  D. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  2.4      Fees

                  The Borrower agrees to pay to each Lender (i) a funding fee in an amount equal to 1.0% of the full amount of the Bridge Loan made by such Lender, which amount shall be paid by the Borrower to CIBC/WG for the benefit of all of the Lenders and (ii) to the extent the Bridge Loans are outstanding 91 days after the Closing Date, an extension fee in an amount equal to 0.5% of the Bridge Loan made by such Lender outstanding on such date, in each case payable to each Lender in accordance with the Commitment Letter. In addition, at the time of the issuance of any Term Notes, the Borrower shall pay to each holder of the Term Notes a fee of 3.0% of the principal amount of the Term Notes so issued to such holder.

                  Once paid, the foregoing fees shall not be refundable under any circumstances. All fees payable hereunder shall be paid in cash.

                  2.5      Prepayments and Payments

                  A.       Prepayments

                  (i) Voluntary Prepayments. The Borrower may, upon not less than two Business Days' prior written or telephonic notice confirmed in writing to the Lenders, at any time and from time to time, prepay the Loans made to the Borrower in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided that unless Loans are to be prepaid in full, such voluntary prepayments shall not result in the aggregate amount of the Loans outstanding being less than $75 million or shall not be made at a time when the aggregate amount of the Loans outstanding is less than $75 million. Notice of prepayment having been given as aforesaid, the principal amount of the Loans to be prepaid shall become due and payable on the prepayment date. Amounts of the Loans so prepaid may not be reborrowed.

                  (ii)  Mandatory Prepayments

                           (a) Prepayments from Asset Sales. Upon receipt by the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor of Cash Proceeds of any Asset Sale or series of related Asset Sales in excess of $10 million occurring after the Closing Date, the Parent Guarantor or any Subsidiary of the Parent Guarantor (whether or not the Borrower) shall use the Net Cash Proceeds of such Asset Sale(s) to prepay the Loans. Not later than 180 days after receipt by the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor of Cash Proceeds of any Asset Sale or series of related Asset Sales in excess of $5 million occurring after the Closing Date, the Parent Guarantor or any Subsidiary of the Parent Guarantor (whether or not the Borrower) shall use the Net Cash Proceeds of such Asset Sale(s) to prepay the Loans to the extent not reinvested prior to that date in any line of business engaged in or reasonably related to a line of business engaged in by the Parent Guarantor or any Subsidiary of the Parent Guarantor as of the Closing Date. Concurrently with the consummation of an Asset Sale, the Parent Guarantor and the Borrower shall deliver to the Lenders an Officer's Certificate demonstrating the derivation of Net Cash Proceeds from the gross sales price of such Asset Sale(s).

                           (b) Casualty Events. On the date (or next Business Day if such date is not a Business Day) on which the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor receives any Net Cash Proceeds from any Casualty Event with respect to Property pledged pursuant to the Security Agreement, the Parent Guarantor and the Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds; provided, however, that so long as no Event of Default or Potential Event of Default then exists and such Net Cash Proceeds do not exceed $1.0 million, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that the Parent Guarantor and the Borrower have delivered an Officers' Certificate to the Lenders on or prior to such date stating that such proceeds shall be used to (1) repair, replace or restore any Property in respect of which such Net Cash Proceeds were paid or (2) fund the expansion or substitution of other Property used or usable in the business of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor, in each case within 180 days following the date of the receipt of such Net Cash Proceeds; provided, further, however, that (i) if the amount of such Net Cash Proceeds exceeds $1.0 million, then the entire amount and not just the portion in excess of $1.0 million shall be applied and (ii) if all or any portion of such Net Cash Proceeds not required to be applied to the prepayment of the Loans pursuant to the preceding proviso is not so used within 180 days after the date of the receipt of such Net Cash Proceeds, such remaining portion shall be applied on the last Business Day of such period as specified in subsection (iii) of this Section 2.5A.

                           (c) Recovery Events. On the date (or next Business Day if such date is not a Business Day) on which the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor receives any Net Cash Proceeds from any taking or Destruction or loss of title to any Mortgaged Real Property, the Parent Guarantor and the Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of such Net Cash Proceeds; provided, however, that so long as no Event of Default or Potential Event of Default then exists and such Net Cash Proceeds do not exceed $1.0 million, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that the Parent Guarantor and the Borrower have delivered an Officers' Certificate to the Lenders on or prior to such date stating that such proceeds shall be used to (1) repair, replace or restore any Mortgaged Real Property in respect of which such Net Cash Proceeds were paid or (2) fund the purchase of substitute or additional Mortgaged Real Property, in each case within 180 days following the date of the receipt of such Net Cash Proceeds; provided, further, however, that (i) if the amount of such Net Cash Proceeds exceeds $1.0 million, then the entire amount and not just the portion in excess of $1.0 million shall be applied and (ii) if all or any portion of such Net Cash Proceeds not required to be applied to the prepayment of Term Loans pursuant to the preceding proviso is not so used within 180 days after the date of the receipt of such Net Cash Proceeds, such remaining portion shall be applied on the last Business Day of such period as specified in subsection (iii) of this
         Section 2.5A.

                           (d) Prepayments from Issuances of Take-Out
         Securities. Concurrently with the receipt by the Parent Guarantor or the Borrower of proceeds from the issuance of Take-Out Securities or from sales of debt or equity securities by the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor in excess of $5 million individually or in the aggregate, the Borrower shall prepay the Loans in a principal amount equal to the lesser of the proceeds thereof (net of expenses payable by the Parent Guarantor or the Borrower to any Person other than an Affiliate of the Parent Guarantor in connection with the issuance thereof) or the aggregate principal amount of the Notes then outstanding.

                           (e) P&G Acquisition. In the event the P&G Acquisition has not been consummated, following satisfaction (or waiver or amendment, with the prior written consent of CIBC/WG) of each of the conditions thereto in the MEM Acquisition Agreement in the form delivered to the Lenders pursuant to Section 3.1(A)(9) hereof, prior to December 21, 1996, the Borrower shall be required to redeem $40 million aggregate principal amount of the Notes, pro rata among the holders thereof, on or before December 24, 1996 at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. Notice of redemption shall be by 10:00 A.M. (New York time) on December 23, 1996.

                           (f) Notice. The Parent Guarantor and the Borrower shall notify the Lenders of any prepayment to be made pursuant to this
         Section 2.5A(ii) at least two Business Days prior to such prepayment date (unless otherwise specified above or shorter notice is satisfactory to the Required Lenders).

                  (iii) Borrower's Mandatory Prepayment Obligation; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

                  (iv)  Mandatory Offer to Purchase Notes.

                           (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Lenders shall have the right to require the repurchase of all of the Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued interest thereon to the date of repurchase.

                           (b) The notice to the Lenders shall contain all instructions and materials necessary to enable the Lenders to tender Notes.

                           (c) Within 30 days following any Change of Control the Parent Guarantor shall mail a notice to the Lenders stating:

                                    (1) that the Change of Control Offer is
                  being made pursuant to this Section 2.5(A)(iv) and that all Notes validly tendered will be accepted for payment;

                                    (2) the purchase price and the purchase
                  date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Offer Payment Date");

                                    (3) that any Note not tendered will continue
                  to accrue interest;

                                    (4) that any Note accepted for payment
                  pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date unless the Borrower shall default in the payment of the repurchase price of the Notes;

                                    (5) that if a Lender elects to have a Note
                  purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Parent Guarantor and the Borrower prior to 5:00 p.m. New York time on the Offer Payment Date;

                                    (6) that a Lender will be entitled to
                  withdraw its election if the Parent Guarantor and the Borrower receive, not later than 5:00 p.m. New York time on the Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of Notes such Lender delivered for purchase, and a statement that such Lender is withdrawing its election to have such Note purchased; and

                                    (7) that if Notes are purchased only in part
                  a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

                           (d) On or before the Offer Payment Date, the Parent Guarantor and the Borrower shall (i) accept for payment Notes or portions thereof which are to be purchased in accordance with the above, and (ii) wire transfer, to the extent they have received wire instructions from the Lenders, or otherwise mail, to the Lenders whose Notes are so accepted payment in an amount equal to the purchase price.

                           (e) The Parent Guarantor and the Borrower shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Parent Guarantor and the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

                  B. Manner and Time of Payment. All payments of principal and interest and fees hereunder and under the Notes by the Parent Guarantor and the Borrower shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Lenders, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Principal Office of each of the Lenders; funds received by the Lenders after that time shall be deemed to have been paid by the Parent Guarantor or the Borrower, as the case may be, on the next succeeding Business Day.

                  C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

                  D. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Parent Guarantor and the Borrower of the name and address of the transferee of that Note; provided, however, that the failure to make (or any error in the making of) such a notation or to notify the Parent Guarantor and the Borrower of the name and address of such transferee shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note.

                  2.6      Use of Proceeds

                  A. Bridge Loan. The proceeds of the Bridge Loan shall be applied for general corporate purposes and to pay the consideration for the Acquisitions, to consummate the Nomura Refinancing and to the payment of Transaction Costs.

                  B. Term Loan. The proceeds of the Term Loan shall be used to cancel any outstanding amount of Bridge Notes converted to Term Notes on such date.

                  C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by the Parent Guarantor or the Borrower in any manner which might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds. None of the Loans or the Notes are "indirectly secured" within the meaning of Regulation G and Regulation U by Margin Stock, and notwithstanding anything to the contrary in this Agreement or any other Loan Document, any provisions contained in this Agreement or any other Loan Document that may be deemed to cause the Loans or the Notes to be "indirectly secured" by Margin Stock shall not apply to such Margin Stock to the extent that the value (determined by any reasonable means) thereof exceeds 25% of the aggregate value (determined by any reasonable means) of all of the assets of the Parent Guarantor and the Subsidiaries of the Parent Guarantor so subject to such provisions.

SECTION 3         CONDITIONS

                  3.1      Conditions to Bridge Loan

                  The obligation of the Lenders to make the Bridge Loan is subject to prior or concurrent satisfaction of each of the following conditions:

                  A. Principal Documents. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Lenders shall be reasonably satisfactory in form and substance to CIBC/WG, and the Lenders shall have received the following items, each of which shall be in form and substance satisfactory to CIBC/WG and, unless otherwise noted, dated the Closing Date:

                  1. a certified copy of the Parent Guarantor's, the Borrower's and each other Closing Date Guarantor's charter, together with a certificate of status, compliance, good standing or like certificate with respect to the Parent Guarantor, the Borrower and each other Guarantor issued by the appropriate government officials of the jurisdiction of its incorporation and of each jurisdiction in which it owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

                  2. a copy of the Parent Guarantor's, the Borrower's and each other Closing Date Guarantor's bylaws, certified as of the Closing Date by its Secretary or one of its Assistant Secretaries;

                  3. resolutions of the Parent Guarantor's, the Borrower's and each other Closing Date Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, each of the other Loan Documents and any other documents, instruments and certificates required to be executed by the Parent Guarantor, the Borrower or such other Closing Date Guarantor in connection herewith and therewith and approving and authorizing the execution, delivery and payment of the Notes and the consummation of the Transactions, each certified as of the Closing Date by its Secretary or one of its Assistant Secretaries as being in full force and effect without modification or amendment;

                  4. signature and incumbency certificates of the Parent Guarantor's, the Borrower's and each other Closing Date Guarantor's officers executing this Agreement, the Security Agreement and/or the Bridge Notes;

                  5. originally executed copies of this Agreement and the Bridge Notes substantially in the form of Exhibit I annexed hereto executed in accordance with Section 2.1D drawn to the order of the Lenders and with appropriate insertions;

                  6. an originally executed Notice of Borrowing substantially in the form of Exhibit IV-A annexed hereto, signed by the President or a Vice President of the Borrower;

                  7. originally executed copies of (I) one or more favorable written opinions of (a) Paul, Weiss, Rifkind, Wharton & Garrison and John R. Jackson, Esq., counsel for the Parent Guarantor, the Borrower and the other Guarantors, substantially in the form of Exhibit V annexed hereto and addressed to the Lenders and (b) Cahill Gordon & Reindel, special counsel for the Lenders, substantially in the form of
         Exhibit VI annexed hereto and addressed to the Lenders and (II) such other opinions of counsel and such certificates or opinions of accountants, appraisers or other professionals as the Required Lenders shall have reasonably requested;

                  8. a certificate of the chief financial officer of the Parent Guarantor and the Borrower, stating that (A) after giving effect to the consummation of the Transactions, (i) the Parent Guarantor, the Borrower and the other Closing Date Guarantors are not insolvent and will not be rendered insolvent by the borrowings under the loans, and
         (ii) the fair saleable value of the assets of the Parent Guarantor, the Borrower and the other Closing Date Guarantors will not be less than the probable liability on their debts, (B) each of the Parent Guarantor, the Borrower and the other Closing Date Guarantors will be able to pay its debts as they mature and (C) each will not have unreasonably small capital to conduct its business, all in form and substance satisfactory to CIBC/WG;

                  9. true and correct copies of the Acquisition Agreements, which shall not have been amended without the prior written consent of CIBC/WG and which shall be in full force and effect; each of the conditions to purchase contained in the MEM Acquisition Agreement shall have been satisfied and not waived or amended without the prior written consent of CIBC/WG;

                  10. a notation of Guarantee, executed and delivered by each Closing Date Guarantor, dated the Closing Date, substantially in the form of Exhibit VII annexed hereto, as applicable;

                  11. an originally executed copy of the Security Agreement substantially in the form of Exhibit VIII amended hereto; and

                  12. a copy of all closing documents relating to the MEM Acquisition and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Required Lenders may reasonably request.

                  B. Environmental Matters. The Lenders shall have received reports and other information in form, scope and substance reasonably satisfactory to CIBC/WG concerning environmental liabilities of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor and the Acquired Business; provided, that no environmental audits or surveys shall be required to be conducted.

                  C. Consents. On or before the Closing Date, all authorizations, consents and approvals necessary in connection with the Transactions (other than the P&G Acquisition) shall have been obtained and remain in full force and effect and all applicable waiting periods under Law applicable to the MEM Acquisition shall have expired without any action being taken by any competent authority (including without limitation, any Tribunal) which restrains, prevents or imposes materially adverse conditions upon the completion of the MEM Acquisition, the financing thereof or the operation of the portion of the Acquired Business to be acquired in the MEM Acquisition and evidence of the receipt of such authorizations, consents and approvals satisfactory to CIBC/WG shall have been delivered to the Lenders.

                  D. Existing Indebtedness. On or before the Closing Date, all existing indebtedness (including Indebtedness owed to Nomura Holding America Inc.) of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor (except for Indebtedness listed on Schedule B hereto not to exceed $73,699,684 which may remain outstanding and Intercompany Indebtedness) shall be repaid in full and all commitments thereunder shall be terminated.

                  E. Fees. On or before the Closing Date, the Parent Guarantor shall have paid to the Lenders the fees payable on or before the Closing Date pursuant to the Commitment Letter.

                  F. Agreements Performed. On or before the Closing Date, the Parent Guarantor shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by CIBC/WG.

                  G. Officers' Certificate. Simultaneously with the making of the Bridge Loan by the Lenders, the Parent Guarantor and the Borrower shall have delivered to the Lenders an Officers' Certificate from the Parent Guarantor and the Borrower in form and substance satisfactory to CIBC/WG to the effect that
(i) the representations and warranties in Section 4 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) on or prior to the Closing Date, the Parent Guarantor and the Borrower have performed and complied with in all material respects all covenants and conditions to be performed and observed by the Parent Guarantor and the Borrower on or prior to the Closing Date and (iii) all conditions to the consummation of the MEM Acquisition in the MEM Acquisition Agreement have been satisfied substantially on the terms set forth therein and have not been waived or amended without the prior written consent of CIBC/WG.

                  H. MEM Acquisition. Immediately following the making of the Bridge Loan by the Lenders, the MEM Acquisition and the Nomura Refinancing shall be consummated without the waiver of any conditions precedent thereto.

                  I. Losses, etc. Neither the Parent Guarantor, the Borrower nor any Subsidiary of the Parent Guarantor shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Required Lenders, has had or has a material adverse effect on the business, condition (financial or other), results of operations or prospects of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor, taken as a whole; there shall not have been, in the sole judgment of the Required Lenders, any material adverse change, or any development involving a prospective material adverse change, in the business, condition (financial or other), results of operations or prospects of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor, taken as a whole.

                  J. No Defaults. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing which would constitute an Event of Default or Potential Event of Default. The funding of the Bridge Loan will not cause or result in any breach or default (including any event, which, with notice or lapse of time or both would be a breach or a default) or trigger any repurchase requirements under any of the terms or provisions of any of the instruments governing the existing indebtedness of the Parent Guarantor, the Borrower or any of their subsidiaries to remain outstanding after funding of the Bridge Loan.

                  K. Asset Coverage; No Adverse Change of Development; Conduct of Business. There shall have been no material adverse change from the date of the Commitment Letter in the asset coverage levels for the repayment of the Bridge Notes. Since the date of the Commitment Letter, nothing shall have occurred which could reasonably be likely to have a material adverse effect on the material rights or remedies of the Lenders, or on the ability of the Parent Guarantor, the Borrower and the other Closing Date Guarantors to perform their respective material obligations to the Lenders; and there shall not have been, in the sole judgment of the Required Lenders, any material adverse change, or any development involving (or which may reasonably be expected to involve) a prospective material adverse change, in the business, condition (financial or other), results of operations, operations, property, assets, liabilities or prospects of the Parent Guarantor, the Borrower and the

Subsidiaries of the Parent Guarantor, taken as a whole. From the date of the Commitment Letter, the Parent Guarantor and the Borrower shall have operated its business in the ordinary course except for the consummation of the Acquisitions.

                  L. Legal Proceedings. There shall not be pending or, to the knowledge of the Parent Guarantor or the Borrower, threatened any action, suit, proceeding, governmental investigation or arbitration against or affecting the Parent Guarantor or any Subsidiaries of the Parent Guarantor, or any property or asset of the Parent Guarantor or any Subsidiaries of the Parent Guarantor which has not been disclosed by the Parent Guarantor in writing to the Lenders (and the Lenders shall have received on the Closing Date an Officer's Certificate dated the Closing Date attesting to the same) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in each case, singly or in the aggregate could reasonably be expected to materially and adversely affect the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Parent Guarantor and Subsidiaries of the Parent Guarantor, taken as a whole, or to impair the ability or obligation of the Parent Guarantor or any Subsidiary of the Parent Guarantor to perform, or of the Lenders to enforce, the Obligations under this Agreement. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions other than as set forth on Schedule D. Except as set forth on Schedule D, there shall not be threatened, instituted or pending any action, proceeding or application before or by any Tribunal, or any other Person, domestic or foreign (i) challenging the Transactions or seeking to enjoin, restrain, delay or prohibit the consummation thereof; (ii) seeking to prohibit or impose material limitations on the Parent Guarantor's ownership or operation of all or any portion of the Parent Guarantor's business or assets (including the business or assets of any Subsidiary of the Parent Guarantor and the Acquired Business) or to compel the Parent Guarantor to dispose of or hold separate all or any portion of the Parent Guarantor's business or assets (including the business or assets of any Subsidiary of the Parent Guarantor) as a result of the Acquisitions; (iii) which, in any event, might adversely affect the Bridge Loan; or (iv) seeking to impose any materially adverse conditions upon the Transactions.

                  M. Margin Rules. The making of the Bridge Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

                  N. Capital Structure. The pro forma consolidated capital structure of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor, after giving effect to the Transactions, shall not differ from that contemplated by the Commitment Letter.

                  O. Take-Out Banks. The Parent Guarantor shall have engaged one or more investment banks (collectively, the "Take-Out Banks") to publicly sell or privately place the Demand Take-Out Notes. Such engagement shall have been definitively documented on terms and conditions and in the form and substance reasonably satisfactory to the Required Lenders, such documentation shall be in full force and effect and the parties thereto shall be in compliance with all material agreements thereunder.

                  P. Market and Other Conditions. There shall not have occurred
(i) any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange, American Stock Exchange or Toronto Stock Exchange or in the over-the-counter market in the United States; (ii) a declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States, New York or Canada; or (iii) either (A) an outbreak or escalation of hostilities between the United States or Canada and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States, Canada or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States or Canada, which, in the sole judgement of the Required Lenders, makes it impracticable or inadvisable to proceed with the consummation of the Transactions or the Bridge Loan or any of the other transactions contemplated hereby including, without limitation, the issuance and sale of the Demand Take-Out Notes or that would materially affect the ability to sell or syndicate the Bridge Loan.

                  Q. Strategy. The Lenders shall be satisfied with its review of the Parent Guarantor's operating strategy, including, without limitation, any planned asset dispositions and the tax implications of any such dispositions and the operating income and cash flow budgets of the Parent Guarantor and Subsidiaries of the Parent Guarantor for the first year following the Closing Date.

                  R. Accounting Matters. The Lenders shall be satisfied with its review of the accounting policies and procedures utilized by the Parent Guarantor and Subsidiaries of the Parent Guarantor and to be utilized by the Parent Guarantor and Subsidiaries of the Parent Guarantor after the Acquisitions.

                  S. Financial Statements. The Lenders shall be satisfied that audited, unaudited and pro forma financial statements meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, of the Parent Guarantor, the Borrower and each other Guarantor are available as of the Closing Date (if required) or will be available no later than a date which would permit the commencement of the marketing efforts for the Take-Out Securities no later than sixty days following the Closing Date.

                  T. Security Interest. The Lenders shall have a perfected first priority (except with respect to Permitted Encumbrances) security interest in the Pledged Stock (as defined in the Security Agreement), and the Parent Guarantor, the Borrower and the other Closing Date Guarantors shall have authorized, executed and delivered documents in appropriate form for filing with the United States Patent and Trademark Office as may be reasonably necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Agreement in the Intellectual Property (as defined in the Security Agreement) (to the extent perfection may be made by filing with the United States Patent and Trademark Office).

                  U. Lien Searches; Etc. The Parent Guarantor, the Borrower and the other Closing Date Guarantors shall have authorized, executed and delivered each of the following:

                  (1) UCC Financing Statements (Form UCC-1) in appropriate form for filing under the UCC and any other applicable Law, rule or regulation in each jurisdiction as may be reasonably necessary or appropriate to perfect the Liens created, or purported to be created, by the Security Agreement;

                  (2) certified copies of Requests for Information (Form UCC-11), or equivalent reports or lien search reports, each of a recent date listing all effective financing statements or comparable documents that name any Obligor as debtor and that are filed in those jurisdictions in which any of the Pledged Collateral is located and the jurisdictions in which the Borrower's and each Closing Date Guarantor's principal place of business is located, none of which encumber the Collateral covered or intended to be covered by the Security Agreement other than those encumbrances which constitute Permitted Encumbrances;

                  (3) to the extent a material portion of equipment or inventory of the Borrower or any Closing Date Guarantor is maintained on a leased premise, a copy of each lease or other agreement relating to such possessory interest; and

                  (4) delivery of such other documents as may be reasonably necessary to perfect the Liens created, or purported to be created, by the Security Agreement.

                  V. Closing Date. The Closing Date shall occur no later than December 21, 1996 unless the Acquisition Agreements, in form and substance satisfactory to CIBC/WG, have been extended beyond such date.

                  W. Applicable Law. The Lenders and their special counsel shall be reasonably satisfied that the consummation of the Transactions shall be in compliance with all applicable statutes, laws, rules and regulations of all applicable governmental and regulatory agencies and authorities. There shall not have occurred after the date of the Commitment Letter any change in law, rule or regulation which would prohibit or impose conditions upon the Lenders' ability to provide the Bridge Loan or the commitment hereunder which are materially adverse to any Lenders or would result in or require any change to the net capital of any Lenders.

                  The obligation of any Lender to make any extension of credit hereunder is also subject to the payment by the Parent Guarantor and the Borrower of such reasonable fees and expenses as the Parent Guarantor and the Borrower shall have agreed to pay or deliver to any Creditor in connection herewith, including the fees and expenses of Cahill Gordon & Reindel, special New York counsel to the Lenders in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the extensions of credit hereunder.

                  Each notice or request submitted by the Parent Guarantor or the Borrower hereunder for an extension of credit hereunder shall constitute a representation and warranty by the Parent Guarantor and the Borrower, as of the date of such notice and as of the relevant borrowing date, that the applicable conditions in Section 3.1 are satisfied.

                  3.2  Conditions to Term Loan

                  The obligation of the Lenders to make the Term Loan on the Conversion Date is subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

                  A. The Lenders shall have received in accordance with the provisions of Section 2.2B an originally executed Notice of Conversion substantially in the form of Exhibit IV-B annexed hereto, signed by the President or a Vice President of the Borrower.

                  B. The Parent Guarantor, the Borrower or any other Material Subsidiaries shall not be subject to a Bankruptcy Order or a bankruptcy or other insolvency proceeding and an Event of Default or Potential Event of Default shall not have occurred under Section 7.6, 7.7 or 7.9.

                  C. No Event of Default or Potential Event of Default (whether matured or not) shall have occurred under Section 7.1.

                  D. No Event of Default or Potential Event of Default shall have occurred under Section 7.2; provided that if an event described in this
Section 3.2D is continuing at the Conversion Date but 30 days has not passed since the date of written notice of the commencement of such 30-day period from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding (the "Grace Period"), the Conversion Date shall be deferred until the earlier to occur of (x) the cure of such event or (y) the expiration of such Grace Period.

                  E. On the Conversion Date, the Lenders shall have received an Officers' Certificate from the Parent Guarantor and the Borrower dated the Conversion Date and satisfactory in form and substance to CIBC/WG, to the effect that the conditions in this Section 3.2 are satisfied on and as of the Conversion Date.

                  F. The Borrower shall have executed and delivered to the Lenders on the Conversion Date for delivery to the Lenders Term Notes dated the Conversion Date substantially in the form of Exhibit II annexed hereto to evidence the Term Loan, in the principal amount of (which principal amount shall be the aggregate principal amount of the Bridge Loan outstanding on the Conversion Date) the Term Loan and with other appropriate insertions.

                  G. The Borrower shall have paid any fees owing to the Lenders.

                  H. The making of the Term Loan shall not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.


SECTION 4         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to enter into this Agreement and to make the Loans, the Parent Guarantor and the Borrower, jointly and severally, represent and warrant to each Creditor that, at the time of execution hereof and after consummation of the Transactions, the following statements are true, correct and complete:

                  4.1      Organization and Good Standing; Capitalization

                  (a) Each of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor is a corporation duly organized and existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, has not had and will not have a Material Adverse Effect.

                  (b) All of the Subsidiaries of the Parent Guarantor as of the Closing Date, after giving effect to the Transactions, are identified in Schedule A annexed hereto. The Capital Stock of each of the Parent Guarantor's Subsidiaries, including the Borrower, identified in Schedule A annexed hereto is, and in the case of any entities that become Subsidiaries of the Parent Guarantor in connection with the Acquisitions will be, duly authorized, validly issued, fully paid and nonassessable and, except for the common stock of MEM Companies, Inc., none of such capital stock constitutes Margin Stock. The Parent Guarantor has no direct Subsidiaries other than the Borrower and RAI, and no direct or indirect Material Subsidiaries other than the Borrower and the other Closing Date Guarantors.

                  (c) As of the date hereof, there are issued and outstanding 825,086 shares of Parent Guarantor Common Stock, 119,018 shares of Parent Guarantor 14.0% Senior Redeemable Preferred Stock, shares of Parent Guarantor Cumulative Exchangeable Preferred Stock having an aggregate liquidation value as of September 30, 1996 of $12,410,719 and 100 shares of Common Stock of the Borrower. Such shares of Parent Guarantor and Borrower Capital Stock have been duly and validly issued and are fully paid and nonassessable. No stockholder of the Borrower has or will have any preemptive rights to subscribe for any additional equity securities of the Borrower.

                  4.2      Authorization and Power

                  Each of the Parent Guarantor, the Borrower and the other Closing Date Guarantors has the corporate power and requisite authority, and has taken all corporate action necessary, to consummate the Transactions and to execute, deliver and perform its obligations under the Loan Documents, and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it and to issue the Notes and the Exchange Notes.

                  4.3  No Conflicts or Consents

                  (a) The execution and delivery of the Loan Documents to be executed and delivered on or before the Closing Date, and each other document to be executed and delivered on or before the Closing Date in connection with the Transactions, the consummation of each of the transactions herein or therein contemplated, the compliance with each of the terms and provisions hereof or thereof, and the issuance, delivery and performance of the Notes do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any of the Parent Guarantor, the Borrower and any Subsidiaries of the Parent Guarantor, the Certificate or Articles of Incorporation, Bylaws or any other organizational document of any of them or any order, judgment or decree of any court or other agency of government binding on any of them, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any of the Parent Guarantor, the Borrower and any Subsidiaries of the Parent Guarantor which could reasonably be expected to result in a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any of the Parent Guarantor, the Borrower and any Subsidiaries of the Parent Guarantor (other than any Liens created under the Loan Documents), or
(iv) require any approval of equity holders or any approval or consent of any Person under any Contractual Obligation of any of the Parent Guarantor, the Borrower and any Subsidiaries of the Parent Guarantor except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Lenders or such approvals or consents the failure to obtain which could not reasonably be expected to singly or in the aggregate result in a Material Adverse Effect.

                  (b) No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor of the Loan Documents or any other document or instrument to be delivered on or before the Closing Date in connection with the Transactions or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order which has been obtained and remains in full force and effect or which has been waived in writing by the Required Lenders or the failure of which to obtain would not, singly or in the aggregate, have a Material Adverse Effect.

                  (c) Based on the assumption that each of the Lenders is a "qualified institutional buyer" as defined in Regulation 144A under the Securities Act of 1933, as amended, and a letter from CIBC/WG as to the manner of such offering, the offering, issuance, sale and delivery of the Bridge Notes by the Borrower to the Lenders at the closing pursuant to this Agreement are exempt from the registration requirements of the federal Securities Act of 1933, as now in effect.

                  4.4      Enforceable Obligations

                  Each of the Loan Documents to be executed and delivered on or before the Closing Date and each other document or instrument to be delivered on or before the Closing Date in connection therewith has been duly authorized; each of the Loan Documents to be executed and delivered on or before the Closing Date and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date has been duly executed and delivered by the Parent Guarantor, the Borrower and each of the Subsidiaries of the Parent Guarantor that are a party thereto; and each of the Loan Documents and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date is, and each of the Loan Documents and each other document to be delivered in connection therewith to be executed and delivered after the Closing Date will be, upon such execution and delivery, the legal, valid and binding obligations of the Parent Guarantor, the Borrower and each such Subsidiary (to the extent a party thereto), enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.5      Properties; Liens

                  Each of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor has, and after consummation of the Acquisitions will have, good, sufficient and legal title to all their respective properties and assets, and all properties held under lease by any of them, are, and immediately after the consummation of the Acquisitions will be, held under valid, subsisting and enforceable leases, and none of the Parent Guarantor, the Borrower or the Subsidiaries of the Parent Guarantor and, to the knowledge of the Parent Guarantor or the Borrower, any other party thereto, is in default under any lease, except in each case for such defects or defaults that, singly or in the aggregate, would not have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets owned or leased are so owned or leased free and clear of Liens.

                  4.6      Financial Condition

                  (a) The audited consolidated balance sheets of the Parent Guarantor, the Borrower and their respective Subsidiaries as at March 31, 1996 and the related consolidated statements of operations, common stockholders' capital deficiency and cash flows of the Parent Guarantor, the Borrower and their respective Subsidiaries for the period ended March 31, 1996 certified by the Parent Guarantor's independent certified public accountants, copies of which have been delivered to the Lenders, were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of the Parent Guarantor, the Borrower and their respective Subsidiaries and fairly present in all material respects the consolidated financial position of the Parent Guarantor, the Borrower and their respective Subsidiaries as at such date and the consolidated results of operations and cash flows of the Parent Guarantor, the Borrower and their respective Subsidiaries for the period then ended. On March 31, 1996, the Parent Guarantor, the Borrower and their respective Subsidiaries did not have any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments which are not reflected or reserved against in the foregoing statements or in the notes thereto. No events which have had or could reasonably be expected to have a Material Adverse Effect have occurred since March 31, 1996.

                  (b) The unaudited consolidated balance sheet of the Parent Guarantor, the Borrower and their respective Subsidiaries as at September 30, 1996 and the related consolidated statements of operations and cash flows of the Parent Guarantor, the Borrower and their respective Subsidiaries for the six-month period then ended, a copy of which has been delivered to the Lenders, were prepared in accordance with GAAP consistently applied, have been prepared from, and are consistent with, the books and records of the Parent Guarantor, the Borrower and their respective Subsidiaries and fairly present in all material respects the consolidated financial position of the Parent Guarantor, the Borrower and their respective Subsidiaries as of such date and the consolidated results of operations and cash flows of the Parent Guarantor, the Borrower and their respective Subsidiaries for the period covered thereby, subject to normal year-end audit adjustments, consistent with past practices. On such date, the Parent Guarantor, the Borrower and their respective Subsidiaries did not have any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitment or unrealized or unanticipated losses from any unfavorable commitment which are not reflected or reserved against in the foregoing statements or in the notes thereto.

                  (c) The audited consolidated balance sheet of MEM Company, Inc. as at December 31, 1995 and the related consolidated statements of operations and cash flows for the fiscal periods then ended, a copy of which has been delivered to the Lenders, were prepared in accordance with GAAP consistently applied, have been prepared from, and are consistent with, the books and records of MEM Company, Inc. and fairly present in all material respects the consolidated financial position of MEM Company, Inc. as of such date and the consolidated results of operations and cash flows of MEM Company, Inc. for the period covered thereby consistent with past practices. The unaudited consolidated balance sheet of MEM Company, Inc. as at September 30, 1996 and the related consolidated statements of operations and cash flows of MEM Company, Inc. for the nine months then ended, a copy of which has been delivered to the Lenders, were prepared in accordance with GAAP consistently applied, have been prepared from, and are consistent with, the books and records of MEM Company, Inc. and fairly present in all material respects the consolidated financial position of MEM Company, Inc. as of such date and the consolidated results of operations and cash flows of MEM Company, Inc. for the period covered thereby, subject to normal year-end audit adjustments, consistent with past practices.

                  (d) Upon giving effect to the Transactions:

                  (i) The fair saleable value of the assets of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor, on a stand-alone basis, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Person as they mature.

                  (ii) The assets of each of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor, on a stand-alone basis, do not constitute unreasonably small capital for any such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted by such Person, and projected capital requirements and capital availability thereof.

                  (iii) The Parent Guarantor and the Borrower do not intend to, and will not permit any Subsidiaries of the Parent Guarantor to, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). The cash flow of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor, after taking into account all anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of debt of each such company when such amounts are required to be paid.

                  (iv) The Parent Guarantor and the Borrower do not intend, and do not believe, that final judgments against any of the Parent Guarantor, the Borrower or the Subsidiaries of the Parent Guarantor in actions for money damages will be rendered at a time when, or in an amount such that, any such Person will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor, on a stand-alone basis, after taking into account all other anticipated uses of the cash of each such Person (including the payments on or in respect of debt referred to in paragraph (iii) of this Section 4.6(e)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                  4.7      Full Disclosure

                  The financial projections (including, without limitation, the pro forma financial statements included therewith) heretofore furnished to any Creditor by the Parent Guarantor and the Borrower were prepared in good faith on the basis of information and assumptions that the Parent Guarantor and the Borrower believed to be fair, complete and reasonable as of the date of such information, and which assumptions are believed to be fair, complete and reasonable as of the date hereof. All other factual information heretofore or contemporaneously furnished in writing by or on behalf of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor to any Creditor for purposes of or in connection with this Agreement does not, as amended or supplemented by any subsequent delivery by the same means, contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being misleading. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document, certificate or statement furnished to any Creditor for use in the transactions contemplated hereby which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  4.8      No Default

                  No event has occurred and is continuing which constitutes a Potential Event of Default or an Event of Default.

                  4.9      Compliance with Contracts, Etc.

                  None of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor is in violation of (A) its certificate of incorporation, by-laws or other organizational documents or (B) any applicable law, ordinance, administrative or governmental rule or regulation, except, with respect to this clause (B), for such violations that would not, singly or in the aggregate, have a Material Adverse Effect, or (C) any order, decree or judgment of any Tribunal having jurisdiction over any of them; no event of default or event that but for the giving of notice or the lapse of time, or both, would constitute an event of default exists under any material Contractual Obligation.

                  4.10     No Litigation

                  Except as described in Schedule D attached hereto, there is no Litigation pending or, to the best knowledge of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor after due investigation, threatened, by, against, or which may relate to or affect (a) any benefit plan or any fiduciary or administrator thereof, (b) the Transactions, or (c) the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the ability of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor to consummate the Transactions in a timely manner. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the Transactions or any other transactions contemplated by the Loan Documents. Neither the Parent Guarantor, the Borrower nor any Subsidiaries of the Parent Guarantor is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any such Person or its business or activities. Except as specifically noted on Schedule D, neither the Parent Guarantor, the Borrower nor any Subsidiaries of the Parent Guarantor has been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, would have a Material Adverse Effect.

                  4.11     [Intentionally omitted]

                  4.12     Taxes

                  Except as set forth on Schedule J hereto, all material tax returns, foreign and domestic, required to be filed by the Parent Guarantor, the Borrower and each of the Subsidiaries of the Parent Guarantor in any jurisdiction have been filed, and all material Taxes for which they are directly or indirectly liable or to which any of their respective properties or assets are subject have been paid prior to the time that such Taxes could give rise to a Lien (other than Permitted Encumbrances) thereon. There is no material proposed tax assessment against the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor, and there is no basis for such assessment, except for Contested Claims.

                  4.13     ERISA

                  A. The Parent Guarantor, the Borrower, each Subsidiary of the Parent Guarantor and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of the Internal Revenue Code and ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except for non-compliance or non-performance which could not reasonably be expected to have a Material Adverse Effect.

                  B. No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in a liability of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor or any of their respective ERISA Affiliates which would have a Material Adverse Effect.

                  C. Except as disclosed on Schedule E annexed hereto and except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan (other than a Multiemployer Plan) provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor.

                  D. In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), does not exceed $100,000.

                  E. The Parent Guarantor, the Borrower and each Subsidiary of the Parent Guarantor and each of the Foreign Plans are in compliance in all material respects with all applicable laws and regulations with respect to the Foreign Plans and the terms of the Foreign Plans, and all required contributions have been made to the Foreign Plans. For purposes hereof, the term "Foreign Plans" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor with respect to employees employed outside the United States.

                  4.14     Compliance with Law

                  The Parent Guarantor, the Borrower and each of the Subsidiaries of the Parent Guarantor are in compliance with all Laws, except where the failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

                  4.15     Government Regulation

                  Neither the Parent Guarantor, the Borrower nor any Subsidiaries of the Parent Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other Law which regulates the Incurrence by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor of Indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

                  4.16     Capital Structure and Subsidiaries

                  After giving effect to the Transactions, the Parent Guarantor will have no interest in any Person other than the Borrower and the surviving corporation of the merger of RAI with and into MEM Company, Inc., and the Borrower will have no interest in any Person other than the Subsidiaries of the Borrower set forth on Schedule A and other Investments of the Parent Guarantor and the Borrower as set forth on Schedule F attached hereto and the Parent Guarantor and the Borrower will own, free and clear of all Liens, claims or restrictions on voting or transfer (other than as permitted by this Agreement), 100% of all classes of outstanding Capital Stock of each of the entities set forth on such Schedule A, except as specified on Schedule A. All of the issued and outstanding shares of Capital Stock of the Parent Guarantor and the Borrower and of each of the Subsidiaries of the Parent Guarantor is, and at and as of the date of consummation of the Transactions will be, duly authorized, validly issued, fully paid and nonassessable. Neither the Borrower nor any Subsidiaries of the Parent Guarantor has granted or issued, or has agreed to grant or issue, any options, warrants or similar rights to any Person to acquire any shares of, or other securities convertible into, any Subsidiaries of the Parent Guarantor's Capital Stock.

                  4.17     Intellectual Property

                  A. Schedule G annexed hereto sets forth a complete and correct list, as of the Closing Date, of: (i) all patented or registered Intellectual Property and pending patent applications or applications for registration of Intellectual Property owned or filed by or on behalf of the Parent Guarantor, the Borrower or any other Closing Date Guarantor; (ii) all trade names and unregistered trademarks or service marks owned by or used by the Parent Guarantor, the Borrower or any other Closing Date Guarantor; and (iii) all licenses of Intellectual Property to which the Parent Guarantor, the Borrower or any other Closing Date Guarantor is a party, either as licensee or licensor. Except as set forth in the Form S-4, the Parent Guarantor, the Borrower and the other Closing Date Guarantors own or are licensed to use all the Intellectual Property.

                  B. Except as disclosed in the Form S-4, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as disclosed in the Form S-4, the use of such Intellectual Property by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor that are material to the Borrower and Subsidiaries of the Parent Guarantor, taken as a whole. The consummation of the Transactions will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor.

                  4.18     Environmental Matters

                  Except as set forth in the Form S-4:

                         (i) the operations of each of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws except for any such noncompliance which would not reasonably be expected to have a Material Adverse Effect;

                         (ii) each of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor has obtained all Permits under Environmental Laws necessary to their respective operations, and all such Permits are being maintained in good standing, and each of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor is in compliance with all material terms and conditions of such Permits except for any such failure to obtain, maintain or comply which would not reasonably be expected to have a Material Adverse Effect;

                         (iii) none of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor has received (a) any notice or claim to the effect that it is or may be liable to any Person under any Environmental Law, including without limitation, any relating to any Hazardous Materials except as would not reasonably be expected to have a Material Adverse Effect or (b) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable foreign or state laws regarding any matter which could reasonably be expected to result in a Material Adverse Effect, and, to the best of the Parent Guarantor's and the Borrower's knowledge, none of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor is involved in any investigation, response or corrective action relating to or in connection with any Hazardous Materials at any Facility or at any other location except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                        (iv) none of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                        (v) none of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor or any of their respective Facilities or operations is subject to any outstanding written order or agreement with any governmental authority or private party relating to
         (a) any actual or potential violation of or liability under Environmental Laws or (b) any Environmental Claims except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                        (vi) none of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor has any contingent liability in connection with any Release or threatened Release of any Hazardous Materials by any of the Parent Guarantor, the Parent Guarantor or any Subsidiaries of the Borrower except for such of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

                        (vii) none of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor or, to the best of the Parent Guarantor's or the Borrower's knowledge, any predecessor of any of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                        (viii) no Hazardous Materials exist on, under or about any Facility in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and none of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor has filed any notice or report of a Release of any Hazardous Materials that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

                        (ix) none of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor or, to the best of the Parent Guarantor's or the Borrower's knowledge, any of their respective predecessors has disposed of any Hazardous Materials in a manner that would reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect; and

                         (x) no Lien in favor of any Person relating to or in connection with any Environmental Claim has been filed or has been attached to any Facility or other assets of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor except for any such Lien which would not reasonably be expected to have a Material Adverse Effect.

Notwithstanding anything in this subsection 4.18 to the contrary, no event or condition has occurred which may interfere with present compliance by the Parent Guarantor, the Borrower or Subsidiaries of the Parent Guarantor with any Environmental Law, or which may give rise to any liability under any Environmental Law, including, without limitation, any matter disclosed in the Form S-4 annexed hereto, which, in either case, individually or in the aggregate, has had or would reasonably been expected to have a Material Adverse Effect.

                  4.19   Survival of Representations and Warranties

                  Subject to Section 10.10B, all representations and warranties in the Loan Documents shall survive delivery of the Bridge Notes and the making of the Bridge Loan and shall continue until one year after repayment of the Notes and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

                  4.20   Permits

                  Except as disclosed on Schedule H, the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor have, and immediately after the consummation of the Transactions will have, such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor, taken as a whole ("Permits"), and are (and will be immediately after the consummation of the Transactions) in compliance in all material respects with all applicable Laws of all Tribunals as are necessary to own, lease or operate their respective properties and to conduct their businesses in the manner as presently conducted and to be conducted immediately after the consummation of the Transactions, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of the Transactions. The Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor are, and immediately after the consummation of the Transactions will be, in compliance in all material respects with their respective obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination as would not, singly or in the aggregate, have a Material Adverse Effect.

                  4.21     Insurance

                  The Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor carry or are entitled to the benefits of insurance (including self-insurance) in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is (and will be immediately after the consummation of the Transactions) in full force and effect.

                  4.22     Labor Matters

                  No labor disturbance by the employees of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor exists or, to the best knowledge of the Parent Guarantor or the Borrower, is threatened, and the Parent Guarantor and the Borrower are not aware of any existing or imminent labor disturbance by the employees of the Parent Guarantor, the Borrower or their respective Subsidiaries' principal suppliers, manufacturers or customers that could, singly or in the aggregate, have a Material Adverse Effect.

                  4.23     Guarantees

                  Each Guarantor shall, on the date it executes and delivers a Guarantee hereunder, have the full corporate power, authority and capacity to execute and deliver such Guarantee and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute such Guarantee as a valid and legally binding obligation of such Guarantor enforceable in accordance with its terms shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery, the execution, delivery and performance of such Guarantee by such Guarantor will not (i) violate any provision of Law or any provision of the charter or bylaws of such Guarantor, or (ii) result in a breach of, a default under (including, without limitation, any event which with notice or lapse of time, or both, would constitute a breach of or a default under), or the creation of any Lien on the properties or assets of such Guarantor, the Borrower or any other Subsidiary of the Parent Guarantor under any Contract to which such Guarantor or the Borrower or any other Subsidiary of the Parent Guarantor is a party or by which the properties or assets of such Guarantor, the Borrower or any other Subsidiary of the Parent Guarantor may be bound or affected; on the date of such execution and delivery, each Guarantee executed and delivered by a Guarantor shall constitute legal, valid, binding and unconditional obligations of the Guarantor executing and delivering it to the Lenders hereunder, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and the foregoing representations and warranties of the Parent Guarantor and the Borrower shall be deemed for all purposes to have been made on each date when a Guarantee is delivered hereunder with respect solely to that Guarantee and the Guarantor so issuing such Guarantee.

                  4.24     Senior Secured Indenture; etc.

                  Each of the Borrower and the Guarantors shall, on the date it executes and delivers the Senior Secured Indenture and the Exchange Notes and the Demand Take-Out Notes and the indenture governing the Demand Take-Out Notes (or the guarantees related thereto, as the case may be), have the full corporate power, authority and capacity to do so and to perform all of its obligations to be performed thereunder; all corporate and other acts, conditions and things required to be done and performed or to have occurred prior to such execution and delivery to constitute them as valid and legally binding obligations of the Borrower enforceable against the Borrower and the Guarantors in accordance with their respective terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), shall have been done and performed and shall have occurred in due compliance with all applicable Laws; on the date of such execution and delivery by the Borrower and the Guarantors, the Senior Secured Indenture and the Exchange Notes and the Demand Take-Out Notes (and the guarantees) and the indenture governing the Demand Take-Out Notes shall constitute legal, valid, binding and unconditional obligations of the Borrower and the Guarantors, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                  4.25     Broker's or Finder's Fees

                  Except as disclosed on Schedule I, no broker's or finder's fees or commissions will be payable by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor with respect to any of the Transactions and no similar fees or commissions will be payable by the Parent Guarantor, the Borrower or any of its Subsidiaries for any other services rendered to the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor in connection with the transactions contemplated hereby and thereby. The Parent Guarantor and the Borrower represent, warrant, covenant and agree that the Parent Guarantor and the

Borrower will, jointly and severally, indemnify the Creditors against, and hold each of them completely harmless from and against, any and all claims, demands or liabilities for broker's or finder's fees or similar fees or commissions asserted to have been incurred in connection with any of the Transactions.

                  4.26     Debt Agreements

                  Schedule B is a complete and correct list, as of the date hereof after giving effect to the Transactions, of any Indebtedness (other than Intercompany Indebtedness) of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $100,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in Schedule B. The aggregate principal or face amount of Indebtedness (other than Intercompany Indebtedness) of the Parent Guarantor, the Borrower, and the Subsidiaries of the Parent Guarantor under any agreement or other arrangement not set forth on Schedule B does not exceed $100,000.

                  4.27     Security Interest

                  There has been created in favor of the Collateral Agent for the benefit of the Lenders a valid and enforceable security interest in the Pledged Collateral (to the extent that a security interest may be created under the Uniform Commercial Code (as defined in the Security Agreement)), and upon due filing of the financing statements on Form UCC-1 and possession by the Collateral Agent of the Pledged Stock a duly perfected first priority (except as may be expressly permitted under Section 6.2) security interest in the Pledged Collateral (other than the Non-Perfected Collateral), in each case that secures the full amount of the Loan to be made and all other amounts outstanding under this Agreement and the other Loan Documents and such other amounts as are provided in the Security Agreement (subject to Section 9.5). The pledgor has good and legal title to all Collateral covered by the Security Agreement free and clear of all Liens, except as may be expressly permitted under Section 6.2 and except as would not have a Material Adverse Effect. No filings or recordings are required to perfect the security interests created under the Security Agreement, except for such filings or recordings required in connection with the Security Agreement as to which the Borrower and the Guarantors shall cooperate in all respects so that the filing thereof may be made as required by this Agreement.

                  4.28     Pari Passu Loan Obligations

                  The Obligations of the Borrower and the Guarantors under this Agreement and each other Loan Document to which it is a party rank at least pari passu in right of payment with all of such Borrower's or Guarantor's other unsubordinated Indebtedness, other than any such Indebtedness which is preferred by mandatory provisions of Law.

SECTION 5         AFFIRMATIVE COVENANTS

                  The Parent Guarantor and the Borrower, jointly and severally, covenant and agree that, until the Loans and the Notes and all other amounts due under this Agreement have been indefeasibly paid in full, they shall perform or cause to be performed all covenants in this Section 5 required to be performed by it:

                  5.1      Financial Statements and Other Reports

                  (a) The Parent Guarantor and the Borrower will maintain, and cause each of Subsidiaries of the Parent Guarantor to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Parent Guarantor will deliver to each Lender:

                       (i) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, (1) the consolidated balance sheets of the Parent Guarantor and its Subsidiaries and the consolidating balance sheets of the Borrower and the other Material Subsidiaries as at the end of such fiscal quarter, (2) the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year (where available) and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.1(b)(ii), all in reasonable detail and certified by the chief financial officer of the Parent Guarantor that they fairly present the financial condition of the Parent Guarantor and its Subsidiaries, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (3) the Parent Guarantor's quarterly report on Form 10-Q for such quarterly period, if any, and
         (4) only if the Parent Guarantor does not file quarterly reports on Form 10-Q with the Commission, a narrative report describing the operations of the Parent Guarantor and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-Q) prepared for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter;

                       (ii) as soon as available and in any event within 90 days after the end of each fiscal year, (1) the consolidated balance sheets of the Parent

         Guarantor and its Subsidiaries and the consolidating balance sheets of the Borrower and the Material Subsidiaries as at the end of such fiscal year, (2) the related consolidated and consolidating statements of operations, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year (where available) and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to Section 5.1(b)(ii) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Parent Guarantor that they fairly present the financial condition of the Parent Guarantor and its Subsidiaries and the Borrower and the Material Subsidiaries, as the case may be, as at the dates and the results of their operations and their cash flows for the periods indicated, (3) the Parent Guarantor's annual report on Form 10-K for such year, if any, (4) only if the Parent Guarantor does not file annual reports on Form 10-K with the Commission, a narrative report describing the operations of the Parent Guarantor and its Subsidiaries (in the form of management's discussion and analysis of such operations which would comply with the disclosure requirements of the Exchange Act and rules and regulations promulgated thereunder with respect to management's discussion and analysis set forth in quarterly reports on Form 10-K) prepared for such fiscal year, and (5) a report thereon of independent certified public accountants of recognized national standing, which report shall express no doubts about the ability of the Parent Guarantor and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Parent Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                       (iii) together with each delivery of financial statements pursuant to Sections 5.1(a)(i) and (ii) above, (a) an Officers' Certificate of the Parent Guarantor and the Borrower stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Parent Guarantor and the

         Borrower have taken, are taking and propose to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 6.1(a), 6.1(b)(iv), 6.1(b)(viii), 6.1(b)(ix), 6.1(c) (to the extent of any Incurrence thereunder), 6.3, 6.4 and 6.14;

                  (iv) together with each delivery of consolidated financial statements pursuant to Section 5.1(a)(ii) above, a written statement by the independent certified public accountants giving the report thereon
         (a) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default that relates to accounting matters has come to their attention and, if any such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (b) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the certificates delivered therewith is not correct;

                  (v) promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports (other than reports of a routine or ministerial nature which are not material) submitted to the Parent Guarantor and the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

                  (vi) promptly upon the sending or filing thereof, copies of
         (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Parent Guarantor or the Borrower to its security holders or by any Subsidiary of the Borrower to its security holders other than the Borrower or another Subsidiary of the Parent Guarantor, (b) all other reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor with any securities exchange or with the Commission or any governmental authority (other than reports of a routine or ministerial nature which are not material), and (c) all press releases and other statements made available generally by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor to the public concerning material developments in the business of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor;

                  (vii)  promptly upon any Senior Officer obtaining knowledge
         (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Collateral Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor or taken any other action with respect to a claimed default or event or condition which might result in an Event of Default referred to in Section 7.2, (c) of any condition or event which would be required to be disclosed in a current report filed with the Commission on Form 8-K whether or not the Parent Guarantor or the Borrower are required to file such reports under the Exchange Act, or
         (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Parent Guarantor or the Borrower have taken, is taking and proposes to take with respect thereto;

                  (viii) promptly upon any Senior Officer obtaining knowledge of
         (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Parent Guarantor or the Borrower or any Subsidiaries of the Parent Guarantor or any property of the Parent Guarantor or the Borrower or any Subsidiaries of the Parent Guarantor (collectively, "Proceedings") not previously disclosed in writing to the Lenders or (Y) any material development in any Proceeding that, in any case:

                         (1) if adversely determined, has a reasonable
                  possibility of giving rise to a Material Adverse Effect; or

                         (2) seeks to enjoin or otherwise prevent the
                  consummation of, or to recover any damages or obtain relief as a result of, the Transactions;

         written notice thereof together with such other information as may be reasonably available to the Parent Guarantor or the Borrower or any Subsidiaries of the Parent Guarantor to enable Lenders and their counsel to evaluate such matters;

                  (ix) not later than the last day of each fiscal year of the Parent Guarantor, a list outlining all material insurance coverage maintained as of the date of such report by the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

                  (x) in writing, promptly upon a Senior Officer obtaining knowledge that the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with
         (x) the non-compliance with or violation of the requirements of any Environmental Law or any regulatory agency having jurisdiction over the Acquired Business which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (y) the release or threatened release of any toxic or hazardous waste, substance or constituent into the environment which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (z) the existence of any Environmental Lien on any properties or assets of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor;

                  (xi) promptly after the availability thereof, copies of all material amendments to the certificate of incorporation or by-laws of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor;

                  (xii) promptly upon any Person becoming a Subsidiary of the Parent Guarantor, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Parent Guarantor and (b) all of the data required to be set forth in Schedule A annexed hereto with respect to all Subsidiaries of the Parent Guarantor; and

                  (xiii) with reasonable promptness, such other information and data with respect to the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor or any of their respective property, business or assets as from time to time may be reasonably requested by any Creditor; provided that no information or data shall be required to be delivered hereunder or under any other provision of this Agreement if it would violate any applicable attorney-client or accountant-client privilege or any confidentiality undertaking by which the Parent Guarantor or any of its Subsidiaries may be bound.

              (b) The Parent Guarantor will deliver to CIBC/WG:

                  (i) as soon as available and in any event within 40 days after the end of each month ending after the Closing Date, the financial statements and other financial information and explanatory materials provided or to be provided to the Board of Directors of the Parent Guarantor, in reasonable detail consistent with past practice and certified by the chief financial officer of the Parent Guarantor that they are true and accurate in all material respects; and

                  (ii) as soon as practicable but in any event no later than 40 days following the first day of each fiscal year a business plan for the next succeeding twelve months for the Parent Guarantor and its Subsidiaries in the form provided or to be provided to the Board of Directors of the Parent Guarantor in reasonable detail consistent with past practice. Together with each delivery of financial statements pursuant to Sections 5.1(a)(i) and (ii) above, the Parent Guarantor shall deliver a comparison of the current year to date financial results against the budget required to be submitted pursuant to this Section.

              (c) Without limiting any of the foregoing, at any time that the Borrower is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Borrower will, upon the request of any Lender and at the Borrower's expense, provide to such Lender and any Person designated by such Lender such financial and other information as such Lender may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of a Note. The Lenders acknowledge that such requirement may be fulfilled by providing such information as it relates to the Parent Guarantor and its consolidated Subsidiaries.

              5.2      Corporate Existence, Etc.

              The Parent Guarantor and the Borrower will at all times preserve and keep in full force and effect its corporate existence and rights and franchises to its business and those of each of Subsidiaries of the Parent Guarantor, except as permitted by Section 6.7 or where the failure to so preserve or keep will not, singly or in the aggregate, have a Material Adverse Effect.

              5.3      Payment of Taxes and Claims; Tax Consolidation

              A. The Parent Guarantor and the Borrower will, and will cause each of the Subsidiaries of the Parent Guarantor to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto, provided, however, that no such charge or claim need be paid if the validity or amount of such charge or claim is being diligently contested in good faith and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  B. The Parent Guarantor and the Borrower will not, nor will the Parent Guarantor or the Borrower permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor so long as the filing of such consolidated income tax return is permitted by applicable law).

                  5.4      Maintenance of Properties; Insurance

                  The Parent Guarantor and the Borrower will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided, however, that nothing in this
Section 5.4 shall prevent the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of the Parent Guarantor and the Borrower, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement. The Parent Guarantor and the Borrower will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industries, insurance with respect to its properties and business and the properties and businesses of the Subsidiaries of the Parent Guarantor against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor operate.

                  5.5      Inspection

                  The Parent Guarantor and the Borrower shall permit any authorized representatives designated by the Lenders to visit and inspect any of the properties of the Parent Guarantor, the Borrower or the Subsidiaries of the Parent Guarantor, including, without limitation, its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

                  5.6      Equal Security for Loans and Notes

                  If the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor shall create, assume or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.2, the Parent Guarantor shall, at the request of the Required Lenders, make or cause to be made effective provision whereby the Obligations under this Agreement will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided, however, that this covenant shall not be construed as or deemed to be a consent by the Lenders to any violation of the provisions of Section 6.2; and provided, further, that the Parent Guarantor shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations under this Agreement will be secured, directly or indirectly, by Margin Stock.

                  5.7      Compliance with Laws, Etc.

                  The Parent Guarantor and the Borrower shall and shall cause each of the Subsidiaries of the Parent Guarantor to comply with the requirements of all applicable Laws of any Tribunal, noncompliance with which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  5.8      Maintenance of Accurate Records, Etc.

                  The Parent Guarantor and the Borrower shall keep, and will cause each of the Subsidiaries of the Parent Guarantor to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of Subsidiaries of the Parent Guarantor to reflect, in its respective financial statements adequate accruals and appropriations to reserves.

                  5.9      Take-Out Financing

                  The Parent Guarantor and the Borrower agree that upon request (a "Request") from the Take-Out Banks made at any time subsequent to 30 days following the Closing Date (assuming that the Bridge Loan has not been Refinanced by any other means) and prior to the Conversion Date, the Parent Guarantor and the Borrower will take all reasonable actions necessary or desirable (including, without limitation, providing for the cooperation of its management and the participation of the chief executive and chief financial officers of the Parent Guarantor and the Borrower in road show presentations and investor meetings), so that the Take-Out Banks can, as soon as practicable after such Request, publicly sell or privately place the Demand Take-Out Notes (the "Initial Request Date"). The Parent Guarantor and the Borrower further agree that upon notice by the Take-Out Banks (the "Take-Out Securities Notice"), at any time and from time to time following the Initial Request

Date but subject to the terms of the engagement letters entered into with the Take-Out Banks, the Parent Guarantor will issue and sell Demand Take-Out Notes upon such terms and conditions as specified in the Take-Out Securities Notice; provided that for either a Request or Take-Out Securities Notice (i) the effective interest rate thereon (whether floating or fixed) shall not exceed 13.00% (plus any original issue discount resulting solely from the inclusion of common equity sold as part of a unit therewith) without the consent of the Parent Guarantor and shall otherwise be determined by the Take-Out Banks in light of the then prevailing market conditions; (ii) the Parent Guarantor, in its reasonable discretion after consultation with the Take-Out Banks, shall determine whether the Demand Take-Out Notes shall be issued through a public offering or a private placement and, if issued in a private placement, the Demand Take-Out Notes will be accompanied by customary registration rights;
(iii) subject to clause (i) above, the aggregate principal amount of Demand Take-Out Notes to be issued by the Parent Guarantor shall be determined by the Take-Out Banks in light of the then prevailing market conditions, provided that the aggregate principal amount of Demand Take-Out Notes together with any other securities sold therewith as contemplated by clause (v) below shall not be less than the amount calculated to yield net proceeds sufficient to repay the Bridge Notes in full; (iv) the Demand Take-Out Notes will contain such other terms (including, without limitation, terms of maturity and subordination), conditions and covenants as are customary for similar financings and as are satisfactory in all respects to the Take- Out Banks and the Parent Guarantor; and (v) all other arrangements with respect to the Demand Take-Out Notes shall be reasonably satisfactory in all respects to the Take-Out Banks and the Parent Guarantor in light of the then prevailing market conditions including, but not limited to, the issuance and sale therewith of common equity or common equity equivalents to the purchasers of the Demand Take-Out Notes in such amount (not to exceed 5% of the Parent Guarantor's outstanding fully diluted common equity at the time of issuance) as is necessary for the Parent Guarantor to receive net proceeds from the sale of the Take-Out Securities in an amount sufficient to repay the Bridge Loan. The foregoing shall not (x) limit the Parent Guarantor and the Borrower's right to Refinance the Bridge Loan by any other means or (y) be deemed to impose any obligation of the Parent Guarantor to issue Take-Out Securities the proceeds of which are to be used to consummate a tender offer or otherwise redeem any outstanding indebtedness of the Parent Guarantor (including, but not limited to, the Notes and the Senior Notes) at a purchase price in excess of 116.50% of principal amount.

                  5.10     ERISA Compliance

                  Each of the Parent Guarantor, the Borrower and the Subsidiaries of the Parent Guarantor will (i) make prompt payment of all contributions which it is obligated to make under all Pension Plans and which are required to meet the minimum funding standard set forth in ERISA with respect to each of the Pension Plans, (ii) within 30 days after the filing thereof, furnish to the Lenders each Schedule B to the annual return/report (Form 5500 Series), required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, with respect to each of the Pension Plans that is not a Multiemployer Plan for each plan year, and (iii) notify the Lenders promptly upon becoming aware of any fact, including but not limited to, any Reportable Event arising in connection with any of the Pension Plans that is not a Multiemployer Plan, which could be reasonably expected to constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan, together with a statement as to the action, if any, proposed to be taken with respect thereto.

                  5.11     Exchange of Term Notes

                  (a) At any time during the period commencing 60 days prior to the Conversion Date and continuing for so long as any Term Notes remain outstanding, if so requested in writing by CIBC/WG (the "Exchange Document Request") and subject to Section 5.11(b) below, as promptly as practicable after receipt of the Exchange Document Request, (i) the Borrower will execute and deliver, cause each Guarantor to execute and deliver, and cause a bank or trust company acting as trustee thereunder to execute and deliver, the Senior Secured Indenture, and (ii) the Borrower will execute and deliver, for the benefit of any holder of a note issued under the Senior Secured Indenture (the "Exchange Notes"), the Registration Rights Agreement.

                  (b) The Senior Secured Indenture and Registration Rights Agreement shall have the terms as are contemplated by the Commitment Letter. The Parent Guarantor, the Borrower and CIBC/WG or one of its designated Affiliates shall cooperate and negotiate in good faith as to the precise terms of the Senior Secured Indenture and the Registration Rights Agreement, both of which shall be in form, scope and substance as is customary for indentures and registration right agreements relating to high-yield debt securities issued for cash in the then prevailing market. In the event that the Parent Guarantor, the Borrower and CIBC/WG or such Affiliate, as the case may be, have not reached agreement as to the precise terms of the Senior Secured Indenture or the Registration Rights Agreement within 30 days after the receipt of the Exchange Document Request as provided in paragraph (a) above, then upon the written request of either the Parent Guarantor or CIBC/WG, such unresolved terms shall be determined by binding arbitration conducted in accordance with the Rules of the Center for Public Resources Institute for Dispute Resolution by a sole arbitrator. To the extent not governed by such rules, such arbitrator shall be directed by CIBC/WG to set a schedule for determination of such dispute that is reasonable under the circumstances. The arbitration will be conducted in New York City. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. SectionSection 1-16. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction. The cost of such arbitration shall be borne equally between the Parent Guarantor and the Lenders.

                  (c) The Borrower will, on the fifth Business Day following the written request (the "Exchange Request") of the holder of any Term Note (or beneficial owner of a portion thereof) execute and deliver to such holder or beneficial owner in accordance with the Senior Secured Indenture, if such Senior Secured Indenture has been executed and delivered, in exchange for such Term Note an Exchange Note in the form attached to the Senior Secured Indenture initially bearing interest at the rate of interest then in effect with respect to the Term Notes and increasing thereafter in the manner and at the times set forth in Section 2.3A hereof, dated the date of the issuance of such Exchange Note, payable to the order of such holder or owner, as the case may be, in the same principal amount as such Term Note (or portion thereof) being exchanged, and cause each Guarantor to endorse its guarantee thereon. The Exchange Request shall specify the principal amount of the Term Notes to be exchanged pursuant to this Section 5.11 which shall be at least $5 million and integral multiples of $100,000 in excess thereof. Term Notes delivered to the Parent Guarantor and the Borrower under this Section 5.11 in exchange for Exchange Notes shall be cancelled by the Parent Guarantor and the Borrower and the corresponding amount of the Term Loan deemed repaid and the Exchange Notes shall be governed by and construed in accordance with the terms of the Senior Secured Indenture. The bank or trust company acting as trustee under the Senior Secured Indenture shall at all times be a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal or State authority and which has a combined capital and surplus of not less than $50 million.

                  5.12     Payments in U.S. Dollars

                  Other than with respect to PIK Interest Amounts, all payments of any Obligations to be made hereunder or under the Notes by the Borrower or any other obligor with respect thereto shall be made solely in U.S. Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

                  5.13     Register

                  The Borrower will maintain a register (the "Register") on which it will record the registered holders of the Notes and the principal amount held by each and each repayment in respect of the principal amount of the Loans of each such holder. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Borrower with respect to ownership of such Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan Commitments and Loans shall be recorded by the Borrower on the Register only upon the receipt by the Borrower of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 10.2A and written notification to the Borrower of the Principal Office of the registered holder of such Notes. Coincident with the delivery of such an Assignment and Assumption Agreement to the Borrower for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender.

                  5.14     Lenders Meeting

                  The Parent Guarantor and the Borrower will participate in a meeting with the Lenders once during each fiscal year to be held at a location and a time selected by the Parent Guarantor and the Parent Guarantor and reasonably satisfactory to the Lenders.

                  5.15 Local Counsel Opinions; Mortgaged Properties Documentation; Non-Perfected Collateral.

                  A. The Borrower shall, by January 15, 1997, furnish to the Lenders opinions of local counsel in the jurisdictions where the Collateral other than the Non-Perfected Collateral is located in form and substance reasonably satisfactory to counsel for the Lenders as to perfection of the Lender's security interest in the items of Collateral as to which such security interest is required to be perfected as of the Closing Date.

                  B.       The Borrower shall, by April 30, 1997:

                  (a) Mortgages. Furnish to counsel for the Lenders each Mortgage, each executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender.

                  (b) Surveys. Furnish to counsel for the Lenders and the titled insurance company issuing the policies referred to in this Section 5.15B(b) (the "Title Insurance Company") with respect to each Mortgaged Real Property (a) maps or plats of an as-built survey that was done previously and is dated no earlier than January 1, 1992, recertified as of a date satisfactory to counsel for the Lenders and the Title Insurance Company; or (b) maps or plats of an as-built survey certified to the Lenders and the Title Insurance Company in a manner reasonably satisfactory to counsel for the Lenders and the Title Insurance Company, dated a date satisfactory to counsel for the Lenders and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to counsel for the Lenders and the Title

Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be or is, as of a recent date, surveyed and shown on such maps, plats or surveys the following:
(i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites;
(iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                  (c) Title Insurance Policy or Opinion. Furnish to counsel for the Lenders in respect of each Mortgaged Real Property, (i) a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the date of delivery thereat but no later than April 30, 1997 and each such policy shall (A) be in amount reasonably satisfactory to counsel for the Lenders, (B) be issued at ordinary rates; (C) insure that the Mortgage insured, thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by CIBC/WG; (D) name the Lenders as the insured thereunder; (E) be in the then current form of ALTA Loan Policy approved by the state in which the parcel is located or the comparable form outside the United States, as the case may be; (F) contain such endorsements and affirmative coverage as counsel for Lenders may reasonably request; and (G) be issued by title companies reasonably satisfactory to counsel for the Lenders (including any such title companies acting as co-insurers or reinsurers, at the option of CIBC/WG), and evidence reasonably satisfactory to counsel for the Lenders that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid, or (ii) a title opinion in form and substance reasonably satisfactory to counsel for the Lenders.

                  (d) Copies of Documents. Furnish to the Lenders a copy of all recorded documents referred to or listed as exceptions to title in the title policy or policies or title opinion or opinion referred to in this Section 5.15(b) and a copy, certified by such parties as counsel for the Lenders may deem appropriate, of all other documents affecting the property covered by each Mortgage.

                  (e) Landlord Agreements. To the extent a material portion of equipment or inventory of the Borrower or any Guarantor is maintained on a leased premise in the United States or Canada, use its reasonable best efforts to furnish to the Lenders executed agreements from the respective landlords of such property confirming that such landlords have subordinated their landlord liens in such personal property to the security interests held by the Collateral Agent pursuant to the Security Agreement and that such landlords will provide the Collateral Agent with reasonable access to such facilities to exercise the Collateral Agent's remedies pursuant to such Security Agreement.

                  (f) Perfection of Non-Perfected Collateral. Furnish to the Lenders any and all instruments and documents and take such other action reasonably requested by CIBC/WG or the Collateral Agent as may be necessary or desirable in order to perfect in favor of the Lenders a valid first priority security interest (to the extent possible) in the Non-Perfected Collateral (other than interests in fixtures and real property), subject to no other Liens except as may be expressly permitted under Section 6.2.


SECTION 6  NEGATIVE COVENANTS

                  The Parent Guarantor and the Borrower covenant and agree that until the satisfaction in full of the Loans and the Notes and all other Obligations due under this Agreement it will fully and timely perform all covenants in this Section 6.

                  6.1 Coverage Ratios; Indebtedness

                  (a) The Parent Guarantor and the Borrower will not and will not permit any of their respective Subsidiaries to, directly or indirectly:

                  (i) Maintenance of Interest Coverage Ratio. Permit the ratio of Available Cash Flow to Consolidated Cash Interest and Dividend Expense of the Parent Guarantor and its Subsidiaries on a consolidated basis for each period of four consecutive fiscal quarters ending with the fiscal quarter set forth below to be less than the ratio set forth opposite such period below as "Interest Coverage":

         Quarter Ended                               Interest Coverage

         March 31, 1997                                       0.8
         June 30, 1997                                        0.9
         September 30, 1997                                   1.0
         December 31, 1997                                    1.1
         March 31, 1998                                       1.2
         June 30, 1998                                        1.3
         September 30, 1998                                   1.4
         December 31, 1998                                    1.5
         March 31, 1999 and
           quarters ended thereafter                          1.6

                  (ii) Maintenance of Cash Flow Leverage Ratio. Permit the Cash Flow Leverage Ratio for each period of four consecutive fiscal quarters ending with the fiscal quarter set forth below to be greater than the ratio set forth opposite such period below as "Cash Flow Leverage":

         Quarter Ended                               Cash Flow Leverage

         March 31, 1997                                       9.50
         June 30, 1997                                        9.00
         September 30, 1997                                   8.50
         December 31, 1997                                    7.75
         March 31, 1998                                       7.50
         June 30, 1998                                        7.25
         September 30, 1998                                   7.00
         December 31, 1998                                    6.75
         March 31, 1999                                       6.50
         June 30, 1999                                        6.25
         September 30, 1999                                   6.00
         December 31, 1999                                    5.75
         March 31, 2000 and
           quarters ended thereafter                          5.50

                  (b) The Parent Guarantor and the Borrower shall not and will not permit any of their respective Subsidiaries to, directly or indirectly, Incur, or remain or become directly or indirectly liable with respect to, any Indebtedness, except for the following ("Permitted Indebtedness"):

                  (i) the Parent Guarantor, the Borrower and the other Guarantors may Incur and remain liable with respect to the Obligations;

                  (ii) the Parent Guarantor, the Borrower and the other Guarantors may Incur and remain liable with respect to the Bridge Notes, Term Notes, Take-Out Securities and Exchange Notes;

                  (iii) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may Incur and remain liable with respect to Contingent Obligations permitted by Section 6.5 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iv) commercial documentary letters of credit may be issued for the account of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor in the ordinary course of business in an aggregate amount not to exceed $5 million at any one time outstanding;

                  (v) the Borrower and Subsidiaries of the Parent Guarantor may Incur and remain liable with respect to Indebtedness in respect of Capital Leases; provided that the aggregate amount of Indebtedness incurred under this Section 6.1(v) and Section 6.1(ix) shall not exceed $2.5 million at any time outstanding;

                  (vi) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may Incur and remain liable with respect to Intercompany Indebtedness permitted by clauses (d) or (e) of the definition of "Permitted Investments";

                  (vii) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may remain liable with respect to the Senior Notes and the other Indebtedness which is existing on the Closing Date and is described on Schedule B attached hereto;

                  (viii) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may Incur and remain liable with respect to Permitted Refinancing Indebtedness;

                  (ix) the Borrower and Subsidiaries of the Parent Guarantor may become and remain liable with respect to Indebtedness incurred to finance (a) the purchase price of equipment, fixtures and any other similar property or the remodeling or other improvement costs of any facility of the Parent Guarantor or any Subsidiaries of the Parent Guarantor or (b) the purchase price of any Real Property Assets; provided that the aggregate principal amount of all such Indebtedness, together with all Indebtedness incurred under Section 6.1(v) above shall not exceed $2.5 million at any time outstanding; and

                  (x) Subsidiaries of the Parent Guarantor acquired after the Closing Date may remain liable with respect to Indebtedness existing immediately prior to the time any such entity became a Subsidiary of Parent Guarantor in an aggregate amount for all such Subsidiaries not to exceed $2.5 million at any time outstanding; provided that such Indebtedness is not incurred in contemplation of such acquisition.

                  In addition to the foregoing, at any time after the Conversion Date, if no Default with respect to payment of principal of, or interest on, the Notes or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Parent Guarantor, the Borrower or any other Guarantor may incur Indebtedness if the Cash Flow Leverage Ratio for the Parent Guarantor's, the Borrower's and their respective Subsidiaries most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the time at which such additional Indebtedness is incurred would have been not greater than
6.00 to 1.00, determined on a pro forma basis to give effect to the incurrence of such additional Indebtedness and (if applicable) the application of the net proceeds therefrom (including, without limitation, to refinance other Indebtedness and/or consummate the Parent Guarantor's or the Borrower's or any of the Parent Guarantor's Subsidiaries' acquisition of any Person or operating assets) and (if applicable) the availability of Available Cash Flow derived from the assets, if any, acquired in the transaction giving rise to such additional Indebtedness, as if such additional Indebtedness had been incurred and any such application (including, without limitation, any refinancing and/or acquisition) had occurred and any such Available Cash Flow was available at the beginning of such four-quarter period. In addition, a Subsidiary of the Parent Guarantor that is not a Guarantor may incur Indebtedness of a type described in clause (x) above (without regard to the $2.5 million limitation set forth therein) if and to the extent such Indebtedness could have been incurred by the Parent Guarantor, the Borrower or any other Guarantor pursuant to this paragraph.

                  6.2   Liens

                  (a) The Parent Guarantor and the Borrower shall not, nor shall the Parent Guarantor cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Parent Guarantor, the Borrower or of any Subsidiaries of the Parent Guarantor, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any effective financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i)   Permitted Encumbrances;

                  (ii) Liens on (a) Real Property Assets or (b) equipment, fixtures and other similar property of Parent Guarantor, the Borrower and any Subsidiaries of the Parent Guarantor, in each case securing Indebtedness described in Sections 6.1(b)(v) and 6.1(b)(ix); provided that such Liens shall extend only to the equipment, fixtures, and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

                  (iii) Liens securing Indebtedness permitted under Section 6.1(x), which Liens are existing prior to the time the entity which incurred such Indebtedness became a Subsidiary of the Parent Guarantor; provided that such Liens were not incurred in connection with, or in contemplation of, the acquisition of such Subsidiary of the Parent Guarantor and such Liens extend or cover only the property and assets of such entity which were covered by such Liens and which were owned by such entity, in each case at the time such entity became a Subsidiary of the Parent Guarantor (and improvements or attachments thereto); and

                  (iv) the replacement, extension or renewal of any Lien permitted by this Section 6.2 upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under Section 6.1; provided that such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien (and improvements or attachments thereto) and the principal of the obligations secured thereby is not increased.

                  (b) The foregoing restriction shall not apply to the common stock of the surviving corporation in the merger of RAI with and into MEM Company, Inc. if and to the extent such stock constitutes Margin Stock and the value (determined by any reasonable means, as agreed between the Parent Guarantor and CIBC/WG) thereof exceeds 25% of the aggregate value (determined by any reasonable means, as agreed between the Parent Guarantor and CIBC/WG) of the assets subject to this Section 6.2.

                  6.3  Restricted Payments

                  (a) The Parent Guarantor and the Borrower shall not, nor shall the Parent Guarantor cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly (a) declare or pay any dividend, or make any distribution, on any Capital Stock of the Parent Guarantor or the Borrower (other than dividends or distributions payable solely in Qualified Capital Stock of the Parent Guarantor or, on or after the Conversion Date, payable solely in cash on shares of preferred stock of the Parent Guarantor outstanding at the Closing Date), (b) purchase, redeem or otherwise acquire or retire for value any of the Parent Guarantor's or the Borrower's Capital Stock, or any warrants, rights or options to acquire shares of any class of such Capital Stock or (c) make any principal or interest payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness of the Parent Guarantor (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance or prepayment set forth in clauses (a), (b) and (c) above a "Restricted Payment").

                  (b) Notwithstanding the foregoing, (A) if no Default or Event of Default shall have occurred and be continuing or shall be caused as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prevent (1) the acquisition of any shares of Capital Stock of the Parent Guarantor or the repurchase, redemption or other repayment of any Subordinated Indebtedness of the Parent Guarantor in exchange for or solely out of the proceeds of the substantially concurrent sale or exchange (other than to a Subsidiary of the Parent Guarantor) of shares of Qualified Capital Stock of the Parent Guarantor or a capital contribution to the Parent Guarantor, (2) the repurchase, redemption or other repayment of any Subordinated Indebtedness of the Parent Guarantor in exchange for or solely out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of Subordinated Indebtedness of the Parent Guarantor with a Weighted Average Life to Maturity equal to or greater than the then remaining Weighted Average Life to Maturity of the Subordinated Indebtedness repurchased, redeemed or repaid, (3) Restricted Payments by the Parent Guarantor in an amount in any one fiscal year not to exceed 50% of Excess Cash Flow which unused portion of any such annual amount, if any, may not be aggregated with Restricted Payments proposed to be made with respect to this subclause (3) in any subsequent fiscal year, (4) Restricted Payments to and by the Parent Guarantor in an amount sufficient to permit it to pay cash dividends on its 14.0% Senior Redeemable Preferred Stock, Series B and Series C, if and to the extent the failure to pay cash dividends would result in an increase in the applicable dividend rate, (5) the purchase, redemption or other acquisition of Capital Stock (or options to acquire same) held by former employees of the Parent Guarantor or any Subsidiary of the Parent Guarantor up to a maximum of $500,000 in the aggregate amount during any consecutive twelve month period after the Closing Date, (6) the payment of management and advisory fees to Kidd Kamm Equity Partners, L.P. and its Affiliates and successors and assigns in an amount not to exceed $675,000 per year, (7) Restricted Payments made to the Parent Guarantor to enable it to complete the P&G Acquisition, (8) the payment of any Restricted Payment within 60 days of the declaration thereof if such payment was permitted when declared, (9) Restricted Payments made by any Subsidiary of the Parent Guarantor to the Parent Guarantor, the Borrower or any other Guarantor, (10) Restricted Payments made by any Subsidiary of the Parent Guarantor that is not a Guarantor to any other Subsidiary of the Parent Guarantor that is not a Guarantor, and (11) working capital loans from the Parent Guarantor, the Borrower or any other Guarantor to any foreign Subsidiary of the Parent Guarantor that is not a Guarantor in an aggregate amount not to exceed $5 million at any one time outstanding; and (B) the provisions set forth in the immediately preceding paragraph will not apply to the payment of distributions, dividends or interest payments on Intercompany Indebtedness owed to the Parent Guarantor in an amount sufficient to permit the Parent Guarantor to pay interest on the Senior Notes in full when due and to make any tax payment when due if, at the time of such dividend, interest payment or distribution, no payment is overdue under this Agreement or the Notes and no Event of Default shall have occurred and be then continuing.

                  6.4  Investments; Joint Ventures

                  The Parent Guarantor and the Borrower shall not, nor shall the Parent Guarantor cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly, make or own any Investment (other than Permitted Investments) in any Person, including any Joint Venture, except:

                  (i) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may continue to own the Investments owned by them as of the Closing Date (after giving effect to the Acquisitions) in any Subsidiaries of the Parent Guarantor and described on Schedule A annexed hereto;

                  (ii) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may continue to own the Investments owned by them and described on Schedule F annexed hereto;

                  (iii) the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor may make Related Business Investments;

                  (iv) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may accept promissory notes received in consideration of, or the deferral of a portion of the sales price accepted with respect to, any Asset Sale permitted under Section 6.15;

                  (v) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may make and own Investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with such suppliers or customers; and

                  (vi) after the Conversion Date, the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may make and own other Investments in an aggregate amount not to exceed $2.5 million at any time outstanding.

                  6.5    Contingent Obligations

                  The Parent Guarantor and the Borrower shall not, nor shall the Parent Guarantor cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) the Guarantors may become and remain liable with respect to Contingent Obligations under the Guarantees;

                  (ii) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor in connection with such Asset Sales and other sales;

                  (iii) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor, as applicable, may remain liable with respect to existing Contingent Obligations described in Schedule B annexed hereto;

                  (iv) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may become and remain liable with respect to Contingent Obligations under guarantees made under the Senior Notes; and

                  (v) the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of a wholly-owned Subsidiary of the Parent Guarantor and a Subsidiary of the Parent Guarantor may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of the Parent Guarantor or a wholly-owned Subsidiary of the Parent Guarantor.

                  6.6   Restriction on Fundamental Changes

                  Subject to Section 5.2 and other than a sale in accordance with Section 2.5A.(ii)(a) and Section 6.14, the Parent Guarantor and the Borrower shall not, nor shall the Parent Guarantor cause or permit any Material Subsidiaries of the Parent Guarantor to, directly or indirectly, enter into any transaction, or series of related transactions, of merger, amalgamation, consolidation or combination, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired, except:

                  (i)   in connection with the Acquisitions; and

                  (ii) any Subsidiary of the Parent Guarantor may be merged, amalgamated, consolidated or combined with or into the Parent Guarantor or any wholly-owned Subsidiary of the Parent Guarantor or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of transactions, to the Parent Guarantor, the Borrower or to any wholly-owned Subsidiary of the Parent Guarantor; provided, however, that, (A) no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Parent Guarantor or the Borrower, on the one hand, and a Subsidiary of the Parent Guarantor that is not a Guarantor, on the other hand, the Parent Guarantor or the Borrower shall be the continuing or surviving corporation, and (C) where one or more of the predecessor entities is the Parent Guarantor, the Borrower or another Guarantor, the surviving entity (i) if it is the Parent

         Guarantor, the Borrower or another Guarantor (I) continues to be bound as such under this Agreement or the Guarantee of such Guarantor, as the case may be, and (II) executes and delivers to the Lenders immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to CIBC/WG, together with evidence of appropriate corporate power, authority and action and a written legal opinion (which may be of its General Counsel) in form and substance satisfactory to CIBC/WG to the effect that this Agreement and such Guarantee continue to be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as CIBC/WG may reasonably request, and (ii) if it is not the Parent Guarantor, the Borrower or another Guarantor, executes and delivers to the Lenders immediately upon the consummation of such transaction an assumption agreement, in form and substance satisfactory to CIBC/WG, whereby such surviving entity assumes the due and punctual performance of all obligations and liabilities of such predecessor Guarantor under its Guarantee, together with evidence of appropriate corporate power, authority and action and a written legal opinion (which may be of its General Counsel) in form and substance satisfactory to CIBC/WG to the effect that such Guarantee is the legal, valid and binding obligation of such surviving entity, enforceable against such surviving entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as CIBC/WG may reasonably request.

                  6.7  Limitation on Dividend and Other Payment
                       Restrictions Affecting Subsidiaries

                  The Parent Guarantor shall not, nor shall it cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Parent Guarantor to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Parent Guarantor or to any Subsidiary of the Parent Guarantor; or (c) transfer any of its property or assets to the Parent Guarantor or to any Subsidiary of the Parent Guarantor (any such restriction or encumbrance, other than those excepted in clauses (i) through (iv) below, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in (i) the Loan Documents, the Senior Secured Indenture and any instrument governing the Take-Out Securities or Exchange Notes to the extent Incurred in accordance with this Agreement; (ii) the indenture with respect to the 13 3/4% Senior Notes of the Parent Guarantor due 2001 and 2002 (the "Senior Notes") as in effect on the Closing Date; (iii) the Indebtedness pertaining to a Subsidiary of the Parent Guarantor that is not a Subsidiary of the Parent Guarantor on the Closing Date in existence at the time such Subsidiary becomes a Subsidiary of the Parent Guarantor; provided, however, that any such Indebtedness was not incurred as a result of, in connection with or in anticipation of the transaction pursuant to which such entity becomes a Subsidiary of the Parent Guarantor and it does not apply to any Person, or the properties of assets of any Person, other than the Subsidiary acquired and such Indebtedness is otherwise permitted to be incurred pursuant to Section 6.1; (iv) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness; (2) customary non-assignment provisions of any lease governing a leasehold interest of any Subsidiary of the Parent Guarantor; (3) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (4) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (5) applicable law; and (6) any instrument that Refinances any Indebtedness effecting any such encumbrance or restriction pursuant to clause (1) above; provided, however, that the provisions relating to any such encumbrance or restriction in any such instrument are substantially similar to those contained in the agreements referred to in clause
(1).

                  6.8  Transactions with Shareholders and Affiliates

                  The Parent Guarantor and the Borrower shall not, nor shall the Parent Guarantor cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Parent Guarantor or the Borrower (each of the foregoing, an "Affiliate Transaction"); provided, however, that the foregoing restriction shall not apply to: (i) any transaction exclusively between the Parent Guarantor and the Borrower and any of its wholly-owned Subsidiaries or exclusively between any of the Parent Guarantor's wholly-owned Subsidiaries to the extent any are in compliance with all of the terms of this Agreement, (ii) reasonable and customary fees paid to members of the Board of Directors of the Parent Guarantor and the Borrower,
(iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Parent Guarantor and the Borrower or any Subsidiaries of the Parent Guarantor, as determined by the Board of Directors of the Parent Guarantor or any such Subsidiary or the senior management thereof in good faith, including, without limitation, issuances of stock, payment of bonuses and other transactions pursuant to employment or compensation agreements, stock option agreements, indemnification agreements and other arrangements in effect on the Closing Date or substantially similar thereto; provided that no cash bonuses will be paid to officers, directors or employees of the Parent Guarantor, the Borrower or Subsidiaries of the Parent Guarantor other than pursuant to the bonus plans or arrangements in effect on the Closing Date (including, without limitation, upon reaching performance targets determined by the Board of Directors of the Parent Guarantor from time to time), (iv) Affiliate Transactions of aggregate value less than $1 million which are on terms that are no less favorable to the Parent Guarantor, the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Parent Guarantor, the Borrower or such Subsidiary with an unrelated person, as determined by the Board of Directors of the Parent Guarantor, and which are conducted in good faith, (v) Affiliate Transactions in which the Parent Guarantor delivers to the Lenders an opinion as to the fairness to the Parent Guarantor, the Borrower or such Subsidiary from a financial point of view issued by an investment banking firm of national standing, and (vi) the payment of management and advisory fees to Kidd Kamm Equity Partners, L.P. and its Affiliates and successors and assigns in an amount not to exceed $675,000 per year.

                  6.9  Subsidiary Stock

                  Except for any sale of 100% of the Capital Stock or other equity securities of any of the Subsidiaries of the Parent Guarantor in compliance with the provisions of Section 6.4, the Parent Guarantor will not and will not permit any Subsidiaries of the Parent Guarantor to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any Subsidiaries of the Parent Guarantor, except (i) to qualify directors if required by applicable law, (ii) in the case of the Parent Guarantor's Subsidiaries, to the Parent Guarantor or to a wholly-owned Subsidiary of the Parent Guarantor or (iii) Asset Sales made in compliance with this Agreement.

                  6.10 Business Activities

                  The Parent Guarantor and the Borrower shall not, nor shall the Borrower cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly, materially alter the nature of the consolidated business of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor from that in existence immediately after giving effect to the Transactions or similar or related businesses.

                  6.11 [Intentionally omitted]

                  6.12 [Intentionally omitted]

                  6.13 Refinancing of the Loans in Part

                  The Borrower shall not, nor shall the Parent Guarantor cause or permit any Subsidiaries of the Parent Guarantor to, Incur any Indebtedness to Refinance the Loans in part other than the Demand Take-Out Notes or the Exchange Notes, unless the terms, conditions, covenants, events of default and other provisions in respect of the instruments evidencing the Indebtedness Incurred to Refinance the Loans in part shall have been approved in writing by the Required Lenders prior to the Incurrence of any such Indebtedness; and provided that no Refinancing in part shall result in the amount of the Loans outstanding being less than $75 million and no Refinancing in part shall occur at a time when the amount of the Loans outstanding is less than $75 million.

                  6.14  Asset Sales

                  The Parent Guarantor and the Borrower shall not, nor shall the Parent Guarantor cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly, consummate any Asset Sale unless (1) the Parent Guarantor and the Borrower or such Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value at the time of such Asset Sale of the property, assets or stock that is the subject of such Asset Sale, (2) at least 80% of the consideration received therefor by the Parent Guarantor or such Subsidiary is in the form of cash or Cash Equivalents (provided that liabilities assumed in connection therewith shall be treated as cash solely for the purpose of determining satisfaction of the requirement set forth in this clause (2)) and (3) all of the Net Cash Proceeds in respect thereof are applied by the Parent Guarantor and the Borrower or a Subsidiary of the Parent Guarantor in accordance with Section 2.5A(ii)(a).

                  6.15  Transfer of Assets to Subsidiaries

                  The Parent Guarantor and the Borrower shall not, nor shall the Parent Guarantor cause or permit any Subsidiaries of the Parent Guarantor to, directly or indirectly, transfer (other than in the ordinary course of business and other than pursuant to a Permitted Investment) any assets or property to any Subsidiary of the Parent Guarantor that is not a Guarantor unless such Subsidiary pays fair market value therefor to the Parent Guarantor or to a wholly-owned Subsidiary of the Parent Guarantor and except as provided in Sections 6.3, 6.4, 6.6 and 6.8. For purposes of this Section 6.15, the fair market value paid by such Subsidiary shall not consist in whole or in part of any securities or debt instruments of such Subsidiary or of any Affiliate of such Subsidiary. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Agreement shall prohibit or restrict the ability of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor to create, hold and transfer cash into, newly-formed foreign Subsidiaries for the purpose of acquiring the foreign inventories and equipment being acquired in the P&G Acquisition or from transferring foreign inventory and equipment acquired in the P&G Acquisition to such foreign subsidiaries.

                  6.16  Additional Guarantees

                  The Parent Guarantor and the Borrower will not permit any Material Subsidiaries of the Parent Guarantor to be created unless such Subsidiary executes a

Guarantee of the Obligations of the Borrower under this Agreement. Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Agreement.

                  6.17  Security Interests

                  A. The Parent Guarantor and the Borrower shall, and shall cause each of their respective Subsidiaries that are Guarantors to, duly and punctually perform any and all acts and, at their expense, will promptly execute or cause to be executed any and all further instruments and documents and take such action as CIBC/WG deem necessary or desirable in obtaining the full benefits of this Agreement, the Security Documents and of each other Loan Document and of the rights and powers herein and therein granted as may, in the reasonable judgment of CIBC/WG, be necessary or desirable in order to grant and maintain in favor of the Lenders a valid and perfected first priority security interest in the Collateral, subject to no other Liens except as may be expressly permitted under Section 6.2.

                  B. If the Collateral Agent or the Required Lenders determine that they are required by Law to have appraisals prepared in respect of Mortgaged Real Property, the Parent Guarantor and its Subsidiaries shall provide to the Collateral Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of Financial Institutions Reform Recovery and Enforcement Act of 1989, as amended, and which shall be in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

                  6.18  Impairment of Security Interest

                  Except as contemplated by this Agreement with respect to the Non-Perfected Collateral, the Parent Guarantor and the Borrower will not take or omit to take any action which action or omission would have the result of adversely affecting or impairing the security interest in favor of the Lenders with respect to the Collateral, and neither the Parent Guarantor nor the Borrower shall grant to any Person, or suffer any Person (in each case other than to the creditors or to the Borrower or the Subsidiaries to the extent permitted hereby) to have any interest whatsoever in the Collateral except as expressly permitted under Section 6.2. The Parent Guarantor and the Borrower will not enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to this Agreement, the Bridge Notes and the Senior Notes.

                  6.19  [Intentionally Omitted]

                  6.20  Restriction on Tax Consolidation

                  Neither the Parent Guarantor nor the Borrower will, nor will any of them permit any of their respective Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the Borrower and the Subsidiaries.

                  6.21  Sale and Lease-Backs

                  Neither the Parent Guarantor nor the Borrower will, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an operating lease or a capital lease, of any Property, whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person or (ii) which sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person, unless, immediately after giving effect to the incurrence of liability with respect to sale-leaseback transaction, any such entity could incur $1.00 of Indebtedness under Section 6.1(a) and the last paragraph of Section 6.1(b).

                  6.22  Limitation on Other Restrictions on
                        Amendment of Loan Documents

                  Neither the Parent Guarantor nor the Borrower will, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, enter into, suffer to exist or become or remain subject to any agreement or instrument, except for the Loan Documents, that would prohibit or restrict (including by way of a covenant, representation or warranty or event of default), or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Loan Documents.

                  6.23  Modifications of Certain Documents; Etc.

                  Neither the Parent Guarantor nor the Borrower will, nor will any of them permit any of their respective Subsidiaries to, directly or indirectly, (a) consent to any amendment, modification, supplement or waiver of any of the provisions of (i) the Senior Notes (except for any supplemental indenture that may be required by the indenture relating to the Senior Notes in order to add guarantors thereto), any Subordinated Indebtedness or the P&G Acquisition Agreement or (ii) any other document where (in the case of this clause (ii) only) the effect of such amendment, modification, supplement or waiver is reasonably likely to be materially adverse to the Lenders, and (in the case of each of clauses (i) and (ii)) without the prior written approval of the Required Lenders; and (b) amend, modify or change in any manner which is reasonably likely to be materially adverse to the Lenders its certificate of incorporation (including, without limitation, by the filing of any certificate of designation) or its by-laws (or any other organizational document), or any agreement entered into with respect to its Capital Stock, nor will the Borrower or any other Subsidiary of the Parent Guarantor enter into any new agreement with respect to its Capital Stock in any manner which is reasonably likely to be materially adverse to the Lenders.

                  6.24  Pledge of Additional Collateral

                  Promptly, and in any event within 30 days, after the acquisition of any property or assets of the type that would have constituted Pledged Collateral at the Closing Date excluding the shares of common stock of the surviving corporation of the merger of RAI with and into MEM Company, Inc. (the "Additional Collateral"), the Borrower and each Guarantor will, and each of them will cause each of their respective Material Subsidiaries to, take all action necessary or desirable, including the execution and delivery of all such agreements, assignments, documents and instruments (including amendments to the Loan Documents) and the filing of appropriate financing statements under the provisions of the UCC or applicable governmental requirements in each of the offices where such filing is necessary or appropriate, to grant the Collateral Agent for the benefit of the Lenders a duly perfected first priority Lien on such property or assets pursuant to and to the extent required by the Security Agreement and this Agreement as of the Closing Date (if such acquisition occurs prior to April 30, 1997) or as of April 30, 1997 (if such acquisition occurs thereafter); provided, however, that none of the Capital Stock of any Subsidiary organized outside of the United States of America or Canada need be pledged. In the event that, after the Closing Date, the Borrower or any Guarantor acquires or holds a fee interest in any Real Property Asset, the Borrower or such Guarantor, as the case may be, will, and will cause each such Subsidiary to, (i) take such actions and execute such documents as the Collateral Agent shall reasonably require to create a new mortgage on such Real Property Asset of the Lenders, the documents and instruments reasonably requested by the Collateral Agent by April 30, 1997 (if such Real Property Asset is acquired or held before such date) or within 30 days of such acquisition (if it occurs after such date). The costs of all actions taken by the parties in connection with any action to be taken under this Section 6.24, including reasonable costs of counsel for the Collateral Agent, shall be for the account of the Borrower or the Guarantors, which shall pay all sums due on demand.

                  6.25  Restrictions on Capital Expenditures

                  The Parent Guarantor and the Borrower will not and will not permit any of their respective Subsidiaries to make or commit to make any expenditure ("Capital Expenditures") for fixed capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP and including Capitalized Lease Obligations but excluding insurance proceeds received in connection with a Casualty Event to effect the repair, construction or rebuilding of the Asset which is the subject of the Casualty Event) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Parent Guarantor, the Borrower and all Subsidiaries of the Parent Guarantor during the fiscal years set forth below, the following:

      Period                                                    Amount

Closing until March 31, 1997                                  $5,000,000
Fiscal year ending March 31, 1998                             $7,500,000
Fiscal years ending March 31, 1999
  and thereafter                                              $5,000,000

SECTION 7         EVENTS OF DEFAULT

                  If any of the following conditions or events ("Events of Default") shall occur and be continuing:

                  7.1  Failure To Make Payments When Due

                  Failure to pay any installment of principal of the Loans when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise (whether or not such payment is prohibited by Section 8); or failure to pay any interest on the Loans or any other amount due under this Agreement which failure shall have continued for five days; or

                  7.2  Default in Other Agreements

                  Failure of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor to pay at final maturity any principal on one or more issues of Indebtedness or Contingent Obligations of the Borrower or of any Subsidiaries of the Parent Guarantor (other than Indebtedness referred to in Section 7.1) or breach or default by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of the Parent Guarantor, the Borrower or of any Subsidiaries of the Parent Guarantor or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations and such default or breach results in the acceleration of that Indebtedness or Contingent Obligation prior to its stated maturity and, in either case, the principal amount of such Indebtedness or Contingent Obligation and all other such Indebtedness or Contingent Obligations of the Parent Guarantor, the Borrower and Subsidiaries of the Parent Guarantor in respect of which there is a failure to pay principal or interest or which has been so accelerated equals $3 million or more; or

                  7.3  Breach of Certain Covenants

                  Failure of the Parent Guarantor or the Borrower to perform or comply with any covenant, term or condition contained in Section 2.5A(ii)(e), 2.5A(iv) or 5.2; or

                  7.4  Breach of Warranty

                  Any representation, warranty or certification made by the Parent Guarantor, the Borrower or any other Guarantor in any Loan Document or in any statement or certificate at any time given by the Parent Guarantor or the Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

                  7.5  Other Defaults Under Agreement or Loan Documents

                  The Parent Guarantor or the Borrower shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the other Loan Documents (other than those covered by Sections 7.1, 7.3, 7.4, 7.10 or 7.11) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Loans then outstanding of such default; or

                  7.6  Involuntary Bankruptcy; Appointment
                       of Custodian, Etc.

                  A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

                  (A) is for relief against the Parent Guarantor, the Borrower or any other Material Subsidiary in an involuntary case or proceeding, or

                  (B) appoints a Custodian of the Parent Guarantor, the Borrower or any other Material Subsidiary for all or substantially all of its properties, or

                  (C) orders the liquidation of the Parent Guarantor, the Borrower or any other Material Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 days; or

                  7.7  Voluntary Bankruptcy; Appointment
                       of Custodian, Etc.

                  The Parent Guarantor, the Borrower or any other Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A)  commences a voluntary case or proceeding, or

                  (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

                  (E) consents to the filing of a petition in bankruptcy against it, or

                  (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

                  7.8  Judgments and Attachments

                  Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $3 million (to the extent not covered by third-party insurance as to which the insurance company has acknowledged coverage) shall be entered or filed against the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

                  7.9  Dissolution

                  Any order, judgment or decree shall be entered against the Parent Guarantor, the Borrower or any other Material Subsidiary decreeing the dissolution or split-up of the Parent Guarantor, the Borrower or any Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

                  7.10 Guarantee

                  (i) Any Guarantee or any material provision thereof shall cease to be in full force or effect (other than in accordance with its express terms), or (ii) any

Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under its Guarantee, or (iii) any Guarantor shall default in the due performance or observance in any material respect of any term, covenant or agreement on its part to be performed or observed, after giving effect to any applicable grace periods, pursuant to its Guarantee Agreement; or

                  7.11  Collateral Document Default

                  A. The Security Agreement (together with any other security document delivered or to be delivered thereunder) after delivery thereof shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest (to the extent that a security interest can be created under the Uniform Commercial Code (as defined in the Security Agreement)) except for Liens permitted by Section 6.2 in the Collateral (other than the Non-Perfected Collateral subject to compliance with Section 5.15) until such Collateral is released in accordance with the terms of this Agreement and the Security Documents; or

                  B. The Collateral shall become subject to a pledge not permitted under the Security Documents on the Collateral or any Person takes any action to foreclose on such Collateral or takes any action inconsistent with the security interest held by the Lenders that could have a material adverse effect on the validity or requisite priority of such pledge; or

                  C. The enforceability of the Lender's security interest in any Collateral shall be contested by the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor; or

                  7.12  ERISA Matters

                  An ERISA Event shall occur or exist and, as a result of such ERISA Event, together with all other such ERISA Events or conditions (which have not been cured), the Parent Guarantor, the Borrower or any ERISA Affiliate shall have incurred a liability to an Employee Benefit Plan, a Multiemployer Plan, the PBGC or the Internal Revenue Service (or any combination of the foregoing) that (individually or in the aggregate) has had a Material Adverse Effect; or

                  7.13  Environmental Matters

                  There shall have been asserted against the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor, claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor or any Affiliate, or any predecessor in interest of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor or any Affiliate, or relating to any site or facility owned, operated or leased by the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor or any Affiliate, which claims or liabilities, singly or in the aggregate, have had a Material Adverse Effect; or

                  7.14  Non-Monetary Judgment

                  Any non-monetary judgment, order or decree is entered against the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor which has had a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  7.15  Injunction

                  The Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor is enjoined, restrained or in any way prevented by the order of any Tribunal from conducting all or any material part of its business and such order continues for more than 60 days; or

                  7.16  Damage, Strike, Casualty; Etc.

                  Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 60 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor if any such event or circumstance, singly or in the aggregate, has had a Material Adverse Effect; or

                  7.17  Licenses and Permits

                  The loss, suspension, forfeiture or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor, if such loss, suspension, revocation or failure to renew, singly or in the aggregate, has had a Material Adverse Effect; or

                  7.18  Subordination Provisions

                  The subordination provisions relating to any Subordinated Indebtedness (the "Subordination Provisions") shall fail in any material respect to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or any Obligation (other than to the extent the Parent Guarantor's Guaranty is pari passu with the Senior Notes) shall fail to constitute Senior Debt (as defined in the Subordinated Indebtedness); or the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor shall, directly or indirectly, disavow or contest in any manner any of the Subordination Provisions; or

                  7.19  Debt Tender Offer

                  The failure of the Parent Guarantor to commence a tender offer (subject to customary conditions including the receipt of financing) for the Parent Guarantor's 13 3/4% Senior Notes due 2001 and 2002 within 15 Business Days after the Closing Date; provided that no Potential Event of Default or Event of Default shall result hereunder if the Parent Guarantor does not so commence a tender offer based upon its reasonable and good faith belief that the price to be paid in a tender offer that successfully acquires a majority of the Senior Notes (together with the consent requested by the Parent Guarantor to modify the related indenture) will exceed 116.50% of the aggregate principal amount (plus accrued interest).

                  THEN (i) upon the occurrence of any Event of Default described in the foregoing Sections 7.6 or 7.7, all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Parent Guarantor, and the commitments of the Lenders hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, the Lenders shall, upon written notice of the Required Lenders, by written notice to the Parent Guarantor, declare all of the unpaid principal amount of and accrued interest on the Loans and all other outstanding Obligations to be, and the same shall forthwith become, due and payable, and the obligations of the Lenders hereunder shall thereupon terminate; provided, however, that if any declaration of acceleration under this Agreement occurs solely because an Event of Default set forth in Section 7.2 has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within thirty days of such acceleration of such Indebtedness and the Lenders have received written notice thereof within such time and if no other Event of Default has occurred during such thirty-day period which has not been cured or waived in accordance with this Agreement. Nevertheless, if at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of the principal thereof which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.6, then the Lenders shall, upon written notice of the Required Lenders, by written notice to the Parent Guarantor rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.


SECTION 8  PROVISIONS RELATING TO THE COLLATERAL AGENT
           AND CIBC/WG

                  8.1  Appointment

                  Each Lender hereby irrevocably designates and appoints CIBC/WG as Collateral Agent of such Lender to act as specified herein and in the other Loan Documents, and each Lender hereby irrevocably authorizes CIBC/WG as the Collateral Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Collateral Agent agrees to act as such upon the express conditions contained in this Section 8. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. The provisions of this Section 8 are solely for the benefit of the Collateral Agent and the Lenders, and neither the Parent Guarantor, the Borrower nor any Subsidiaries of the Parent Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as agent of the Lenders and the Collateral Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor.

                  8.2  Delegation of Duties

                  The Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 8.3.

                  8.3  Exculpatory Provisions

                  Neither the Collateral Agent, CIBC/WG nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor or any of their respective officers contained in this Agreement, any other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent or CIBC/WG under or in connection with, this Agreement or any other Loan Document or for any failure of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor or any of their respective officers to perform its obligations hereunder or thereunder. Neither Collateral Agent nor CIBC/WG shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor. Neither Collateral Agent nor CIBC/WG shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Collateral Agent or CIBC/WG, as the case may be, to the Lenders or by or on behalf of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor to the Collateral Agent or CIBC/WG, as the case may be, or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                  8.4  Reliance by Collateral Agent

                  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. As between the Collateral Agent and the Lenders, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  8.5  Notice of Default

                  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Collateral Agent has actually received notice from a Lender or the Parent Guarantor or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Collateral Agent receives such a notice, the Collateral Agent shall give prompt notice thereof to the Lenders. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, as between the Collateral Agent and the Lenders unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6  Non-Reliance on Collateral Agent
                       and Other Lenders

                  Each Lender expressly acknowledges that neither the Collateral Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Lender. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Parent Guarantor, the Borrower or Subsidiaries of the Parent Guarantor and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Parent Guarantor, the Borrower or Subsidiaries of the Parent Guarantor. The Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  8.7  Indemnification

                  The Lenders agree to indemnify each of the Collateral Agent in its capacity as such and CIBC/WG ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such or CIBC/WG in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Collateral Agent or CIBC/WG under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor; provided, that no Lender shall be liable to the Collateral Agent or CIBC/WG for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Collateral Agent or CIBC/WG, as the case may be. If any indemnity furnished to the Collateral Agent or CIBC/WG for any purpose shall, in the opinion of the Collateral Agent or CIBC/WG, as the case may be, be insufficient or become impaired, the Collateral Agent or CIBC/WG may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 8.7 shall survive the payment of all Obligations.

                  8.8  Collateral Agent or CIBC/WG in Its
                       Individual Capacity

                  The Collateral Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent Guarantor, the Borrower or Subsidiaries of the Parent Guarantor as though the Collateral Agent were not the Collateral Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Collateral Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Collateral Agent and the terms "Lender" and "Lenders" shall include the Collateral Agent in its individual capacity.

                  8.9  Resignation of the Collateral Agent;
                       Successor Collateral Agent

                  The Collateral Agent may resign as the Collateral Agent upon 20 days' notice to the Lenders, the Parent Guarantor and the Borrower. Upon the resignation of the Collateral Agent, the Required Lenders shall appoint from among the Lenders a successor Collateral Agent which is a bank or a trust company for the Lenders subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Collateral Agent, and the term "Collateral Agent" shall include such successor agent effective upon its appointment, and the resigning Collateral Agent's rights, powers and duties as the Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent or any of the parties to this Agreement. After the resignation of the Collateral Agent hereunder, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.


SECTION 9         GUARANTEE

                  9.1  Unconditional Guarantee

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each of the Lenders and to the Collateral Agent and their respective successors and assigns, that: (i) the principal of and interest on the Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Loans and all other obligations of the Borrower to the Lenders or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Loans or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 9.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loans or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Lenders with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the


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                                       99


Borrower, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Loans, this Agreement and in this Guarantee. If any Lender or the Collateral Agent is required by any court or otherwise to return to the Borrower, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Borrower or any Guarantor, any amount paid by the Borrower or any Guarantor to the Collateral Agent or such Lender, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Lenders and the Collateral Agent, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 7, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

                  9.2  Ranking of Guarantee

                  The obligations of each Guarantor to the Lenders and to the Collateral Agent pursuant to the Guarantee of such Guarantor and this Agreement are expressly senior in right of payment to the Senior Notes and pari passu with all other Indebtedness of such Guarantor (except that the Guarantee of the Parent Guarantor is pari passu with its obligations under the Senior Notes).

                  9.3  Severability

                  In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  9.4  Release of a Guarantor

                  Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Parent Guarantor and which sale or disposition is otherwise in compliance with the terms of this Agreement, such Guarantor shall be deemed released from all obligations under this Section 9 without any further action required on the part of the Collateral Agent or any Lender; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Borrower shall also terminate upon such release, sale or transfer.

                  The Collateral Agent shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Parent Guarantor accompanied by an Officers' Certificate certifying as to the compliance with this Section 9.4. Any Guarantor not so released remains liable for the full amount of principal of and interest on the Loans as provided in this Section 9.

                  9.5  Limitation of Guarantor's Liability

                  Each Guarantor and by its acceptance hereof each of the Lenders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Lenders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.7, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

                  9.6  Guarantors May Consolidate, etc.,
                       on Certain Terms

                  (a) Nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into the Borrower or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Parent Guarantor or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                  (b) Except as set forth in Section 6.7, nothing contained in this Agreement or in the Loans shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Borrower or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 9.4 and 9.6(a), (i) immediately after such transaction, and giving effect thereto, no Potential Event of Default or Event of Default shall have occurred as a result of such transaction and be continuing, and (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Guarantor set forth in this Section 9, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Collateral Agent, executed and delivered to the Collateral Agent, by the corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Collateral Agent and satisfactory in form to the Collateral Agent of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

                  9.7  Contribution

                  In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Parent Guarantor's obligations with respect to the Obligations. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date (other than liabilities of such Guarantor under Subordinated Indebtedness)), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liabilities of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

                  9.8  Waiver of Subrogation

                  Until the Loans are indefeasibly paid in full, each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Lender against the Borrower, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Loans shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Collateral Agent for the benefit of such Lenders to be credited and applied upon the Loans, whether matured or unmatured, in accordance with the terms of this Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 10.8 is knowingly made in contemplation of such benefits.

                  9.9  Evidence of Guarantee

                  To evidence their guarantees to the Lenders set forth in this
Section 9, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in Exhibit VII. Each such notation of Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such notation of Guarantee.

                  9.10 Waiver of Stay, Extension or Usury Laws

                  Each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.


SECTION 10        MISCELLANEOUS

                  10.1 Representation of the Lenders

                  Each Lender hereby represents that (i) it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933, as amended, (ii) it will purchase the Notes hereunder for its own account or for one or more accounts as to each of which it exercises sole investment discretion, (iii) it does not beneficially own 10% or more of the Parent Guarantor Common Stock (as beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act), (iv) it has had opportunities to ask questions of, and receive answers from, officers and other representatives of the Parent Guarantor and its Subsidiaries with respect to the business and financial condition of the Parent Guarantor and its Subsidiaries, to obtain such additional information concerning the Parent Guarantor and its Subsidiaries as such Lender has deemed relevant in connection with its investment decision and such information as such Lender has deemed necessary to verify such information,
(v) it has no intention to transfer the Notes; provided that the disposition of its property shall at all times be and remain within its control, subject, however, to compliance with federal and state securities laws, (vi) it acknowledges that the Notes have not been registered under the Securities Act or any other applicable securities laws, and unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto, and (vii) it acknowledges that each certificate representing the Note will contain a legend substantially to the following effect:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE REGISTRATION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF OR THE ISSUE DATE OF THE BRIDGE NOTE WHICH WAS CONVERTED INTO THIS NOTE, AS THE CASE MAY BE, AND THE LAST DATE ON WHICH THE BORROWER OR AN AFFILIATE OF THE BORROWER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE BORROWER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE

         MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPHS
         (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND SUBJECT TO THE BORROWER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A)-(F), A CERTIFICATE OF TRANSFER IN FORM REASONABLY SATISFACTORY TO THE BORROWER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE BORROWER AND, IN THE CASE OF CLAUSE (E), A TRANSFEREE LETTER OF REPRESENTATION IN THE FORM ATTACHED TO THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO THE BORROWER. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  10.2  Participations in and Assignments
                        of Loans and Notes

                  A. Subject to Section 10.1, each Lender shall have the right at any time to sell, assign, transfer or negotiate all or any portion of its Notes or its Loan Commitment to one or more commercial lenders or other financial institutions that are "qualified institutional buyers" or institutional "accredited investors"; provided that such Person does not beneficially own (as determined in accordance with Rule 13d-3 under the Exchange
Act) 10% or more of the Parent Guarantor Common Stock and such Person agrees to be bound by the covenants set forth in this Section 10.2. In the case of any sale, transfer or negotiation of all or part of the Notes or any Loan Commitment authorized under this Section 10.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement; provided that (i) at such time Section 2.1A or 2.2A, as the case may be, shall be deemed modified to reflect the Loan Commitment of such new Lender and of the existing Lenders and (ii) upon surrender of the Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of


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                                       105


Section 2.1D or 2.2E as the case may be (with appropriate modifications) to the extent needed to reflect the revised Loan Commitment; and provided, further, that such transfer or assignment will not be effective until recorded by the Borrower on the Register pursuant to Section 5.13. To the extent of any assignment pursuant to this Section 10.2A, the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Notes or Loan Commitment, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of a Lender. At the time of each assignment pursuant to this Section 10.2A to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue
Code) for Federal income tax purposes, such Person shall provide to the Parent Guarantor and the Agent the appropriate Internal Revenue Service Forms described in Section 10.2E.

                  B. Each Lender may grant participations in all or any part of its Notes or its Loan Commitment to one or more commercial lenders or other financial institutions that are "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933, as amended, or institutional "accredited investors" as defined in subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act of 1933, as amended.

                  C. The Borrower shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Loans as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 10.2.

                  D. Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loan and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                  E. Each Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 10.2A (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) and that is not a United States Person (as such term is defined in
Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Borrower, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower of its inability to deliver any such Form or Certificate. Subject to
Section 10.2A and the immediately succeeding sentence, the Parent Guarantor shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lender which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding.

                  10.3  Expenses

                  Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to promptly pay (i) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Borrower (including without limitation any opinions requested by the Lender as to any legal matters arising hereunder), and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the fees, expenses and disbursements of one firm of outside counsel to the Lenders in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Loans hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence and during the continuance of an Event of Default, all costs and expenses (including attorneys fees, including allocated costs of internal counsel (unless represented by outside counsel), and costs of settlement) incurred by the Lenders or the Collateral Agent in enforcing any Obligations of or in collecting any payments due from the Borrower hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

             10.4  Indemnity

                  In addition to the payment of expenses pursuant to Section 10.3, whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold each of the Lenders, any holder of any of the Notes, CIBC/WG and the Collateral Agent, and each of their officers, directors, employees, agents, and affiliates (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one firm of counsel (plus appropriate local counsel) for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto), which may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Lenders' agreements to make the Loans or the use or intended use of any of the proceeds of the Loans hereunder, the issuance of the Exchange Notes or the Take-Out Securities or the Transactions (the "indemnified liabilities"); provided, however, that the Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities (i) to the extent such is finally judicially determined to have resulted solely from (A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. Without limiting the generality of the foregoing, the Borrower will (x) indemnify the Collateral Agent for any payments that the Collateral Agent is required to make under any indemnity issued to any Lender referred to in Section 4.01(c) of the Security Agreement, or to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made and (y) indemnify each Creditor and each other Indemnitee from, and hold each Creditor harmless against, any Losses described in the preceding sentence (but excluding, as provided in the preceding sentence, any Loss to the extent resulting from the gross negligence or bad faith of such Indemnitee) arising under any Environmental Law as a result of (A) the past, present or future operations of the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor (or any predecessor in interest), (B) the past, present or future condition of any site or facility owned, operated or leased at any time by the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor (or any predecessor in interest), or (C) any Release or threatened Release of any Hazardous Materials at or from any such site or facility, including any such Release or threatened Release that shall occur during any period when any Creditor shall be in possession of any such site or facility following the exercise by such Creditor of any of its rights and remedies hereunder or under any of the Security Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

                  10.5  Setoff

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or that subsequent holder to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to such Person or that subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person or that subsequent holder shall have made any demand hereunder or (b) such Person or that subsequent holder shall have declared the principal of or the interest on its portion of the Loans and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                  10.6  Amendments and Waivers

                  No amendment, modification, termination or waiver of any term or provision of this Agreement, of the Notes, any Guarantee or, prior to the execution and delivery thereof, of the form of the Registration Rights Agreement or the form of the Senior Secured Indenture or consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective without the prior written concurrence of the Borrower or such Guarantor, as the case may be, and the Required Lenders, and, upon the request of any Lender, the receipt of a written opinion of counsel of the Parent Guarantor (which may be its General Counsel) addressed to the Lenders to the effect that such amendment, modification, termination, waiver or consent does not violate or conflict with any of the terms and provisions of any Contractual Obligation of the Borrower or such Guarantor, as the case may be; provided, however, that, without the prior written consent of each Lender affected, an amendment, modification, termination or waiver of this Agreement, any Notes, any Guarantee, and, prior to the execution and delivery thereof, of the form of Registration Rights Agreement and the form of Senior Secured Indenture or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Note; (iii) reduce the principal amount of any Note; (iv) make any Note payable in money other than that stated in the Note; (v) make any change in Section 2.5A(iv) or in the definition of Change of Control, in the last paragraph of Section 7 or in
Section 10.4, 10.5 or this Section 10.6; or (vi) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; and provided, further, that without the consent of the Collateral Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 8 as the same applies to the Collateral Agent or any other provision of this Agreement as it relates to the rights or obligations of the Collateral Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.6 shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes, and, if signed by the Borrower or a Guarantor, on the Borrower and such Guarantor.

                  10.7  Independence of Covenants

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

                  10.8  Entirety

                  The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                  10.9  Notices

                  Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or two Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.9) shall be set forth under each party's name on the signature pages hereto and any additional Guarantors shall (until notice of a change thereof is delivered as provided in this Section 10.9) have the address set forth under the Borrower's name on the signature page hereto.

                  10.10  Survival of Warranties and Certain Agreements

                  A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Loans, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Parent Guarantor set forth in Sections 10.3, 10.4 and 10.22 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

                  10.11  Failure or Indulgence Not Waiver;
                         Remedies Cumulative

                  No failure or delay on the part of the Collateral Agent or any Lender or any holder of any Note in the exercise of any power, right or privilege hereunder, under a Guarantee, under the Notes or under the Security Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, under a Guarantee or the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

                  10.12  Severability

                  In case any provision in or obligation under this Agreement, under a Guarantee or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  10.13  Headings

                  Sections and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                    10.14  Applicable Law

                  THIS AGREEMENT, EACH GUARANTEE AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                  10.15  Successors and Assigns; Subsequent
                         Holders of Notes

                  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement and each Guarantee shall inure to the benefit of any permitted assignee or transferee of the Notes pursuant to Section 10.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such permitted transferee or assignee, all subject to the terms and conditions hereof. Except as provided in Section 10.6, in determining whether the holders of a sufficient aggregate principal amount of the Loans shall have consented to any action under this Agreement, any amount of the Loans owned or held by the Borrower, any Guarantor or any of their respective Affiliates shall be disregarded. The Borrower's rights or any interest therein hereunder may not be assigned without the prior express written consent of each of the Lenders.

                  10.16  Counterparts; Effectiveness

                  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Collateral Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery.

                  10.17  Consent to Jurisdiction; Venue;
                         Waiver of Jury Trial

                  A. Any legal action or proceeding with respect to this Agreement, any Note or any Guarantee may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over itself, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Notes or the Guarantees brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 10.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any Note or any Guarantee that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

                  B. Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, the Notes or the Guarantees brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Notes or the Guarantees or the transactions contemplated hereby or thereby.

                  10.18  Sharing of Benefits

                  Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such

Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  10.19  Taxes and Other Taxes

                  A. Except as provided in this Section 10.19, any and all payments by the Borrower hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, excluding (i) in the case of each Lender and the Collateral Agent, Taxes imposed on its net income and franchise taxes imposed on it by the jurisdiction under the laws of which such Person is organized or any political subdivision thereof, (ii) in the case of each such Lender, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, and (iii) if any Person acquires any interest in this Agreement (a "Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) unless such requirement results from the failure of the payee to perform its obligations under Section 10.2E, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lender receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Borrower shall make such deductions or withholdings; and (c) the Borrower forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

                  B. The Borrower agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) which arise from any payment made by the Borrower hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

                  C. The Borrower agrees to indemnify the Agent and each of the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Borrower in accordance with Section 10.19(A) and (B) to the relevant taxation or other authority and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Covered Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Lender makes written demand therefor. A certificate as to the amount of such Covered Taxes or

Other Taxes and evidence of payment thereof submitted to the Borrower shall be prima facie evidence, absent manifest error, of the amount due from the Borrower to such Lender.

                  D. The Parent Guarantor shall furnish to each of the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Parent Guarantor as soon as such receipt becomes available.

                  E. The provisions of this Section 10.19 shall survive the termination of the Agreement and repayment of all Obligations.

                  10.20  Waiver of Stay, Extension or Usury Laws

                  The Borrower and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrower or the Guarantors from paying all or any portion of the principal of or interest on the Loans as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that they may lawfully do so) the Borrower and the Guarantors hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  10.21  Requirements of Law

                  (a) In the event that any change in law occurring after the date that any lender becomes a Lender party to this Agreement with respect to such Lender shall, in the opinion of such Lender, require that any Bridge Loan Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such change in law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such change in law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Borrower of such change in law as provided in paragraph (b) of this Section 10.21, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction.

                  (b) The Borrower shall not be required to make any payments to any Lender for any additional amounts pursuant to this Section 10.21 unless such Lender has given written notice to the Borrower, of its intent to request such payments prior to or within 60 days after the date on which such Lender became entitled to claim such amounts. If any Lender requests compensation from the Parent Guarantor under this Section 10.21, the Borrower may, by notice to such Lender, suspend the obligation of such Lender thereafter to make or continue Loans, until the requirement of law giving rise to such request ceases to be in effect; provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

                  10.22  Confidentiality

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of or in connection with this Agreement which has been identified as confidential by the Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by the Borrower that in any event a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Parent Guarantor, the Borrower or any Subsidiaries of the Parent Guarantor. Each Lender acknowledges that it may from time to time receive information that would be considered material, non-public information within the meaning of the federal securities laws and that its use of such information, if received, will be restricted by such laws as in effect from time to time. In connection with any sales, assignments or transfers referred to in Section 10.2A, a Lender shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to the Borrower, that such parties will comply with this Section 10.22.

                  10.23  Role of Special Counsel

                  The role of Cahill Gordon & Reindel, special counsel to the Lenders, has been limited to functioning on the Loan Documents and such firm has not performed a due diligence investigation with respect to the Parent Guarantor, the Borrower, any Subsidiaries of the Parent Guarantor, the Acquired Business or their respective affairs.

                  10.24  Joint and Several Liability

                  Except as otherwise expressly provided herein, the Parent Guarantor, the Borrower or any Subsidiary of the Parent Guarantor shall be jointly and severally liable for the performance of all Obligations and covenants under this Agreement and the Notes.

                  10.25  Collateral Agent Third Party Beneficiary

                  Notwithstanding any provision herein to the contrary, the Collateral Agent is an express third party beneficiary hereof of all provisions herein relating to the Collateral Agent.

                            [Signature Pages Follow]

                  WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                       BORROWER:

                       COSMAR CORPORATION

                       By:  /s/  Thomas T.S. Kaung
                            --------------------------
                            Name:   Thomas T.S. Kaung
                            Title:  Vice President

                       Notice Address:
                                c/o Renaissance Cosmetics, Inc.
                                635 Madison Avenue
                                New York, NY  10022
                                Attention:  President

                       Telephone:  (212) 751-3700
                       Telecopy:   (212) 371-7868

                       PARENT GUARANTOR:

                       RENAISSANCE COSMETICS, INC.

                       By:  /s/  Thomas T.S. Kaung
                            --------------------------
                            Name:  Thomas T.S. Kaung
                            Title: Group Vice President

                       Notice Address:

                                c/o Renaissance Cosmetics, Inc.
                                635 Madison Avenue
                                New York, NY  10022
                                Attention:  President

                       Telephone:  (212) 751-3700
                       Telecopy:   (212) 371-7868

                          SUBSIDIARY GUARANTORS:

                          DANA PERFUMES CORP.

                          By:  /s/  Thomas T.S. Kaung
                               ----------------------------------
                               Name:  Thomas T.S. Kaung
                               Title: Group Vice President

                          Notice Address:

                                   c/o Renaissance Cosmetics, Inc.
                                   635 Madison Avenue
                                   New York, NY  10022
                                   Attention:  President

                          Telephone:  (212) 751-3700
                          Telecopy:   (212) 371-7868

                          GREAT AMERICAN COSMETICS, INC.

                          By:  /s/  Thomas T.S. Kaung
                               ----------------------------------
                               Name:  Thomas T.S. Kaung
                               Title: Group Vice President

                          Notice Address:

                                   c/o Renaissance Cosmetics, Inc.
                                   635 Madison Avenue
                                   New York, NY  10022
                                   Attention:  President

                          Telephone:  (212) 751-3700
                          Telecopy:   (212) 371-7868

                              HOUBIGANT (1995) LIMITED/
                              HOUBIGANT (1995) LIMITEE

                              By:  /s/  Thomas T.S. Kaung
                                   ---------------------------------
                                   Name:  Thomas T.S. Kaung
                                   Title: Group Vice President

                              Notice Address:
                                       c/o Renaissance Cosmetics, Inc.
                                       635 Madison Avenue
                                       New York, NY  10022
                                       Attention:  President

                              Telephone:  (212) 751-3700
                              Telecopy:   (212) 371-7868

                              MEM COMPANY, INC.

                              By:  /s/  Thomas T.S. Kaung
                                   ---------------------------------
                                   Name:  Thomas T.S. Kaung
                                   Title: Group Vice President

                              Notice Address:
                                       c/o Renaissance Cosmetics, Inc.
                                       635 Madison Avenue
                                       New York, NY  10022

                              Telephone:  (212) 751-3700
                              Telecopy:   (212) 371-7868

                                              LENDERS:

Commitment:  19,500,000                       CIBC WOOD GUNDY SECURITIES CORP.


                                              By:  /s/  Illegible
                                                   --------------------------
                                                   Name:
                                                   Title:

                                              Notice Address:
                                                    425 Lexington Avenue
                                                    New York, New York  10017
                                                    Attention:

                                              Telephone:  (212) 885-4400
                                              Telecopy:   (212) 885-4998

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $1,000,000                     BT Holdings (New York) Inc.
                                            ---------------------------
                                            [NAME OF ENTITY]

                                            By: /s/  Manual J. Schnaidman
                                                ---------------------------
                                                Name:   Manuel J. Schnaidman
                                                Title:  VP

                                            Notice Address:

                                            Telephone:
                                            Telecopy:

             [Signature Page of Cosmar Corporation Credit Agreement]

                                    STONEHILL INVESTMENT CORP* AND
Commitment:  $4,000,000.00          STONEHILL ADVISERS LLC, AS AGENTS
                                    ---------------------------------
                                    [NAME OF ENTITY]

                                    By: /s/ John Motulsky
                                        -----------------------------
                                        Name:  John Motulsky
                                        Title: VP and Member

                                    Notice Address:

                                    110 East 59th Street - 30th FL.
                                    New York, New York  10022

                                    Telephone:  212-355-5200
                                    Telecopy:   212-644-4264

*  For and on behalf of the following managed accounts:

                                          Percentage:      Amount:
Stonehill Partners, L.P.                         50%   $ 2,000,000.00
GRS Partners III                                 15%   $   600,000.00
Aurora Limited Partnership                       10%   $   400,000.00
Stonehill Offshore Partners Ltd.                 25%   $ 1,000,000.00
                                                ====   ==============
                  TOTAL                         100%   $ 4,000,000.00
                  =====

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $3,500,000                     MASSMUTUAL HIGH YIELD
                                            PARTNERS LLC

                                            By:  HYP MANAGEMENT, INC.
                                                 Its Managing Member

                                            By: /s/ Richard C. Morrison
                                                ------------------------------
                                                Name:  Richard C. Morrison
                                                Title: Vice President

                                            Notice Address:

                                            Massachusetts Mutual Life
                                            Insurance Company
                                            1295 State Street
                                            Springfield, MA 01111
                                            Attn:  Richard Spencer, II
                                            Telephone:  (413) 744-6223
                                            Telecopy:   (413) 744-6127

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $5,000,000                     MADELINE, LLC
                                            ----------------------------
                                            [NAME OF ENTITY]

                                            By: /s/ Stephen Feinberg
                                                ------------------------
                                                Name:  Stephen Feinberg
                                                Title: Managing Member

                                            Notice Address:

                                            Michael Hisler
                                            Madeline, LLC
                                            950 Third Avenue, 20th Fl.
                                            New York, NY 10022
                                            Telephone: 212-421-2606
                                            Telecopy: 212-421-2947

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $                      BEA ASSOCIATES    (*AS AGENT*)
                                    ------------------------------
                                    [NAME OF ENTITY]

                                    By: /s/ Richard D. Lindquist
                                    ------------------------------
                                      Name:
                                      Title:

                                    Notice Address:

                                    Telephone:
                                    Telecopy:

*  For And on Behalf of the Following Accounts*



                                                                    $  Amount
                                                                    ---------
BEA High Yield Portfolio                                              250,000
General Retirement System of the City of Detroit                      500,000
Northwestern University                                               250,000
Omaha Public School Employee Retirement System                        250,000
RJR Nabisco Domestic High Yield                                       250,000
Vail                                                                  250,000
The Common Fund                                                       500,000
Texaco Inc.                                                           250,000
SEI Institutional Managed Trust                                       500,000

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $1,800,000.00                  MAINSTAY UP SERIES FUND, INC.
                                            on behalf of its HIGH YIELD
                                            CORPORATE BOND FUND PORTFOLIO

                                            By:  MacKay-Shields Financial
                                                     Corporation

                                            Its:   Investment Advisor

                                            By: /s/  Jeffrey B. Platt
                                                -------------------------
                                                 Jeffrey B. Platt

                                                 Director

                                            Notice Address:

                                            MacKay-Shields Financial
                                             Corporation
                                            9 West 57th Street, 37th Floor
                                            New York, New York 10019

                                            Telephone:  (212) 230-3035
                                            Telecopy:   (212) 758-4737

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $16,700,000.00                 THE MAINSTAY FUNDS, on behalf
                                            of its HIGH YIELD CORPORATE
                                            BOND FUND SERIES

                                            By:  MacKay-Shields Financial
                                                     Corporation

                                            Its:   Investment Advisor

                                            By: /s/  Jeffrey B. Platt
                                                -------------------------------
                                                 Jeffrey B. Platt
                                                 Director

                                           Notice Address:

                                           MacKay-Shields Financial
                                             Corporation
                                            9 West 57th Street, 37th Floor
                                            New York, New York 10019

                                            Telephone:  (212) 230-3835
                                            Telecopy:   (212) 758-4737

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $500,000               BROWN & WILLIAMSON MASTER
                                    RETIREMENT TRUST

                                    By:  MacKay-Shields Financial
                                             Corporation

                                    Its:   Investment Advisor

                                    By: /s/  Jeffrey B. Platt
                                        ------------------------------
                                         Jeffrey B. Platt
                                         Director

                                    Notice Address:

                                    MacKay-Shields Financial
                                     Corporation
                                    9 West 57th Street, 37th Floor
                                    New York, New York  10019

                                    Telephone:  (212) 230-3835
                                    Telecopy:    (212) 758-4737

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $6,000,000              United States Fidelity and Guarantee Co.
                                     ----------------------------------------
                                     [NAME OF ENTITY]

                                     By: /s/  Simon A. [Illegible]
                                         ------------------------------------
                                         Name:  Simon A. [Illegible]
                                         Title: Vice President

                                     Notice Address:

                                     100 Light Street
                                     Baltimore, MD 21202

                                     Telephone: (410) 547-3770
                                     Telecopy:  (410) 625-5106

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $10,000,000                    THE EQUITABLE LIFE ASSURANCE
                                            SOCIETY OF US - NUTMEG

                                            [NAME OF ENTITY]

                                            By: /s/ Nelson Jantzen
                                                --------------------------------
                                                Name:  Nelson Jantzen
                                                Title: Investment Officer

                                            Notice Address:

                                            c/o Alliance Capital
                                            1345 Ave. of Americas
                                            38th Floor

                                            New York, NY 10105

                                            Telephone:  212-969-2267
                                            Telecopy:   212-969-1554

             [Signature Page of Cosmar Corporation Credit Agreement]

                                 THE EQUITABLE LIFE ASSURANCE
Commitment:  $5,000,000          SOCIETY OF US - LIFE NON PAR
                                 [NAME OF ENTITY]

                                By: /s/ Nelson Jantzen
                                    -----------------------------------
                                    Name:  Nelson Jantzen
                                    Title: Investment Officer

                                Notice Address:

                                c/o Alliance Capital
                                1345 Ave. of Americas
                                38th Floor
                                New York, NY 10105

                                Telephone:  212-969-2267
                                Telecopy:   212-969-1554

             [Signature Page of Cosmar Corporation Credit Agreement]

                              Dickstein & Co. L.P.
                              By Dickstein Partner L.P.
Commitment:  $1,000,000       By Dickstein Partners Inc.
                              --------------------------------------
                              [NAME OF ENTITY]

                              By: /s/ Mark Kaufman
                                  ----------------------------------
                                  Name:  Mark Kaufman
                                  Title: Vice President

                                 Notice Address:

                                 Telephone:
                                 Telecopy:

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $2,000,000         The Provident Bank
                                ------------------------------------
                                [NAME OF ENTITY]

                                By: /s/ Thomas W. Doe
                                    --------------------------------
                                    Name:  Thomas W. Doe
                                    Title:    VP

                                Notice Address:   One East Fourth Street
                                                  MS#216A
                                                  Cincinnati, OH 45202

                                Telephone:  (513) 639-4376
                                Telecopy:    (513) 579-2858

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $11,000,000        Sun America Inc.
                                ----------------------------------
                                [NAME OF ENTITY]

                                By: /s/ Kevin J. Buckle
                                   -------------------------------

                                      Name:
                                      Title:    Authorized Agent

                                Notice Address:

                                1 Sun America Center
                                Los Angeles, CA 90067
                                Attn: Kevin J. Buckle

                                Telephone:  (310) 772-6113
                                Telecopy:    (310) 772-6150

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $5,000,000          Anchor National Life Ins. Co.
                                 -----------------------------
                                [NAME OF ENTITY]

                                By: /s/  Kevin J. Buckle
                                       -----------------------
                                      Name:
                                      Title:   Authorized Agent

                                Notice Address:

                                1 Sun America Center
                                Los Angeles, CA 90067
                                Attn: Kevin Buckle

                                Telephone:  (310) 772-6116
                                Telecopy:    (310) 772-6150

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $5,000,000          Sun America Life Ins. Co.
                                 -------------------------
                                [NAME OF ENTITY]

                                 By: /s/  Kevin J. Buckle
                                        ------------------
                                        Name:
                                        Title:    Authorized Agent

                                 Notice Address:

                                 1 Sun America Center
                                 Los Angeles, Ca 90067
                                 Attn: Kevin J. Buckle

                                 Telephone:  (310) 772-6113
                                 Telecopy:   (310) 772-6150

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $4,000,000         Delta Asset Management Corporation
                                -------------------------------------
                                [NAME OF ENTITY]

                                By: /s/ Stephen Zoppello
                                    ---------------------------------
                                    Name:  Stephen Zoppello
                                    Title: Managing Director

                                 Notice Address:

                                 535 Madison Avenue
                                 New York, NY 10022

                                 Telephone:  212-230-2983
                                 Telecopy:    212-230-1412

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $102,596.30    TCW/Crescent Mezzanine Investment Partners, L.P.
                            [NAME OF ENTITY]

                            By: /s/ Jean-Marc Chapus
                               ---------------------------------------
                               Name:  Jean-Marc Chapus
                               Title:    President

                               Notice Address:

                               John Rocchio
                               TCW
                               11100 Santa Monica Boulevard, Suite 2000
                               Los Angeles, CA 90025

                               Telephone:  (310) 235-5905
                               Telecopy:    (310) 235-5967

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $1,142,832.35      TCW/Crescent Mezzanine Trust
                                -----------------------------------
                                [NAME OF ENTITY]

                                By: /s/ Jean-Marc Chapus
                                    -------------------------------
                                    Name:   Jean-Marc Chapus
                                    Title:     President

                                Notice Address:

                                John Rocchio
                                TCW
                                11100 Santa Monica Boulevard, Suite 2000
                                Los Angeles, Ca 90025

                                Telephone:  (310)  235-5905
                                Telecopy:   (310) 235-5967

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $3,754,571.35          TCW/Crescent Mezzanine Partners, L.P.
                                    -------------------------------------
                                    [NAME OF ENTITY]

                                    By: /s/ Jean-Marc Chapus
                                        ----------------------------------
                                         Name:   Jean-Marc Chapus
                                         Title:     President

                                    Notice Address:

                                    John Rocchio
                                    TCW
                                    11100 Santa Monica Boulevard, Suite 2000

                                    Los Angeles, Ca 90025

                                    Telephone:  (310)  235-5905
                                    Telecopy:   (310)  235-5967

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $4,500,000.00          TCW shared Opportunity Fund II, L.P.
                                    ------------------------------------
                                   [NAME OF ENTITY]

                                   By: TCW Asset Management Group, its
                                            investment advisor

                                   By: /s/ Mark L. Attanasio
                                       ---------------------------------
                                       Name:   Mark L. Attanasio
                                       Title:  Group Managing Director

                                   Notice Address:

                                   John Rocchio
                                   TCW
                                   11100 Santa Monica Boulevard, Suite 2000
                                   Los Angeles, Ca 90025

                                   Telephone:  (310)  235-5905
                                   Telecopy:   (310)  235-5967

             [Signature Page of Cosmar Corporation Credit Agreement]

Commitment:  $500,000.00                Brown University Third Century Fund
                                        -----------------------------------
                                       [NAME OF ENTITY]

                                        By: /s/ Mark L. Attanasio
                                            -------------------------------
                                            Name:   Mark L. Attanasio
                                            Title:  Investment Counsel

                                        Notice Address:

                                        John Rocchio
                                        TCW
                                        11100 Santa Monica Boulevard, Suite 2000
                                        Los Angeles, Ca 90025

                                        Telephone:  (310)  235-5905
                                        Telecopy:   (310)  235-5967